                                                                EXHIBIT 99(b)(1)


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                               CREDIT AGREEMENT

                        dated as of September 23, 1994

                                     among

                                INDRESCO INC.,

                        VARIOUS FINANCIAL INSTITUTIONS

                                      and

                           BANK OF AMERICA ILLINOIS,
                                   as Agent






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

                                   TABLE OF CONTENTS

                                                                           PAGE

    SECTION           DEFINITIONS...........................................
        1.1           Definitions...........................................
        1.2           Computations...........................................
        1.3           Cross-References; Section Captions.....................

    SECTION 2         COMMITMENTS OF THE LENDERS; TYPES OF LOANS;
                         BORROWING AND CONVERSION PROCEDURES.................
        2.1           Commitments............................................
        2.2           Various Types of Loans.................................
        2.3           Borrowing Procedures...................................
        2.4           Conversion Procedures..................................
        2.5           Warranty Upon Conversion...............................
        2.6           Conditions
        2.7           Pro Rata Treatment.....................................
        2.8           Commitments Several....................................
        2.9           Extension of the Termination Date......................

    SECTION 3         NOTES EVIDENCING LOANS.................................
        3.1           Notes..................................................
        3.2           Recordkeeping..........................................

    SECTION 4         INTEREST...............................................
        4.1           Interest Rates.........................................
        4.2           Interest Payment Dates.................................
        4.3           Interest Periods.......................................
        4.4           Setting and Notice of Eurodollar Rates.................
        4.5           Computation of Interest................................
        4.6           Limitation on Interest.................................

    SECTION 5         FEES...................................................
        5.1           Non-Use Fee............................................
        5.2           Agent's Fee............................................

    SECTION 6         REDUCTION OR TERMINATION OF THE COMMITMENTS;
                        PREPAYMENTS..........................................
        6.1           Reduction or termination of the Commitments............
        6.2           Prepayments............................................

    SECTION 7         MAKING AND PRORATION OF PAYMENTS; SETOFF;
                      TAXES..................................................
        7.1           Making of Payments.....................................
        7.2           Application of Certain Payments........................
        7.3           Due Date Extension.....................................

                                                                          PAGE

        7.4           Setoff................................................
        7.5           Proration of Payments.................................
        7.6           Taxes.................................................

    SECTION 8         INCREASED COSTS; SPECIAL PROVISIONS FOR
                         EURODOLLAR LOANS...................................
        8.1           Increased Costs.......................................
        8.2           Basis for Determining Interest Rate
                      Inadequate or Unfair..................................
        8.3           Changes in Law Rendering Eurodollar Loans
                      Unlawful
        8.4           Funding Losses........................................
        8.5           Right of Lenders to Fund through Other
                      Offices...............................................
        8.6           Discretion of Lenders as to Manner of
                        Funding.............................................
        8.7           Mitigation of Circumstances; Replacement of
                        Affected Lender.....................................
        8.8           Conclusiveness of Statements; Survival of
                      Provisions............................................

    SECTION 9         WARRANTIES............................................
        9.1           Organization, Power, etc..............................
        9.2           Authorization; No Conflict............................
        9.3           Validity and Binding Nature...........................
        9.4           No Default............................................
        9.5           Financial Statements..................................
        9.6           No Material Adverse Change; Solvency..................
        9.7           Litigation; Labor Controversies; Contingent
                        Liabilities.........................................
        9.8           Ownership of Properties...............................
        9.9           Subsidiaries..........................................
        9.10          Purpose...............................................
        9.11          Regulation U..........................................
        9.12          Compliance with Laws, etc.............................
        9.13          Investment Company Act................................
        9.14          Public Utility Holding Company Act....................
        9.15          Environmental Warranties..............................
        9.16          Pension and Welfare Plans.............................
        9.17          Taxes.................................................
        9.18          Accuracy of Information...............................

    SECTION 10        COVENANTS.............................................
        10.1          Reports, Certificates and Other Information...........
        10.1.1        Annual Financial Statements...........................

                                                                           PAGE

        10.1.2 Quarterly Financial Statements...............................
        10.1.3 Compliance Certificate.......................................
        10.1.4 SEC and Other Reports........................................
        10.1.5 Other Information............................................
        10.2   Notice of Default, Litigation, etc...........................
        10.3   Maintenance of Existence, etc................................
        10.4   Foreign Qualification........................................
        10.5   Books, Records and Access....................................
        10.6   Insurance....................................................
        10.7   Maintenance of Property......................................
        10.8   Taxes........................................................
        10.9   Compliance with Laws.........................................
        10.10  Further Assurance............................................
        10.11  Pension Plans................................................
        10.12  Merger, Purchase and Sale....................................
        10.13  Indebtedness/Capitalization Ratio............................
        10.14  Indebtedness/Net Cash Flow Ration............................
        10.15  Interest Coverage Ratio......................................
        10.16  Restricted Payments..........................................
        10.17  Indebtedness.................................................
        10.18  Liens........................................................
        10.19  Other Agreements.............................................
        10.20  Use of Proceeds..............................................
        10.21  Transactions with Affiliates.................................
        10.22  Environmental Liabilities....................................

    SECTION 11 CONDITIONS OF LENDING........................................
        11.1   Initial Loan.................................................
        11.1.1 Notes........................................................
        11.1.2 Resolutions..................................................
        11.1.3 Consents, etc................................................
        11.1.4 Incumbency and Signature Certificates........................
        11.1.5 Opinion of Counsel for the Company...........................
        11.1.6 Other........................................................
        11.2   All Loans....................................................
        11.2.1 No Default...................................................
        11.2.2 No Material Adverse Change...................................
        11.2.3 Confirmatory Certificate.....................................

    SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT...........................
        12.1   Events of Default............................................
        12.1.1 Non-Payment of Obligation....................................
        12.1.2 Non-Performance of Other Obligations.........................
        12.1.3 Default on Other Indebtedness................................
        12.1.4 Bankruptcy, Insolvency, etc..................................

                                                                            PAGE

        12.1.5 Default on Other Contractual Obligations.......................
        12.1.6 Pension Plans..................................................
        12.1.7 Breach of Warranty.............................................
        12.1.8 Judgments......................................................
        12.1.9 Material Adverse Change........................................
        12.2   Effect of Event of Default.....................................

    SECTION 13 THE AGENT......................................................
        13.1   Authorization..................................................
        13.2   Indemnification................................................
        13.3   Exculpation....................................................
        13.4   Credit Investigation...........................................
        13.5   Agent and Affiliates...........................................
        13.6   Action on Instructions of the Required
               Lenders........................................................
        13.7   Funding Reliance...............................................
        13.8   Resignation....................................................

    SECTION 14 GENERAL........................................................
        14.1   Waiver; Amendments.............................................
        14.2   Confirmations..................................................
        14.3   Notices........................................................
        14.4   Subsidiary References..........................................
        14.5   Regulation U...................................................
        14.6   Costs, Expenses and Taxes......................................
        14.7   Indemnification by the Company.................................
        14.8   Successors and Assigns.........................................
        14.9   Assignments; Participations....................................
        14.9.1 Assignments....................................................
        14.9.2 Participations.................................................
        14.10  Governing Law..................................................
        14.11  Counterparts...................................................
        14.12  Forum Selection and Consent to
                   Jurisdiction...............................................
        14.13  Waiver of Jury Trial...........................................

SCHEDULE I     Commitments and Percentages
SCHEDULE 9.7   Litigation, Labor Controversies, Contingent
               Liabilities
SCHEDULE 9.8   Properties
SCHEDULE 9.9   Subsidiaries
SCHEDULE 9.15  Environmental Matters
SCHEDULE 10.17 Existing Indebtedness
SCHEDULE 10.18 Existing Liens

                                                                         PAGE

EXHIBIT A             Form of Note (Section 3.1)
EXHIBIT B             Form of Compliance Certificate
                      (Section 10.1.3)
EXHIBIT C             Form of Opinion of Counsel for the Company
                      (Section 11.1.5)
EXHIBIT D             Form of Assignment Agreement (Section 14.9)
EXHIBIT E             Form of Joinder Agreement (Section 2.1)

                               CREDIT AGREEMENT
                               ----------------

          This CREDIT AGREEMENT, dated as of September 23, 1994 (as amended or otherwise modified from time to time, this "Agreement"), is entered into among INDRESCO INC., a Delaware corporation (the "Company"), the undersigned financial institutions (collectively the "Lenders" and individually each a "Lender") and BANK OF AMERICA ILLINOIS (in its individual capacity, "BofA"), as agent for the Lenders.

          In consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                   SECTION 1 DEFINITIONS AND INTERPRETATION.

          1.1  Definitions.  When used herein the following terms shall have the
               -----------
following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

            Acquired Assets means any assets (including the capital stock of any
            ---------------
Person) acquired by the Company or any of its Subsidiaries pursuant to transactions of the type described in clauses (a) and (d) of Section 10.12.
                                      -----------     ---    -------------

          Adjusted EBIT means, for any period, the sum of (w) Consolidated Net
          -------------
Income for such period, without giving effect to the amount of any income or loss that is attributable to the Company's interest in Komatsu Dresser Company, plus (x) Consolidated Interest Expense for such period, plus (y) all United
----                                                    ----
States Federal, state, local and foreign income taxes of the Company and its Subsidiaries for such period, plus (z) any non-cash write-offs relating to
                              ----
acquisitions during such period (but not more than $10,000,000 in the aggregate for such period).

          Adjusted Indebtedness means all Indebtedness of the Company and its
          ---------------------
Subsidiaries excluding (i) Suretyship Liabilities of the Company or any Subsidiary of obligations of third parties (i.e., Persons other than the Company and its Subsidiaries) which do not constitute Indebtedness to the extent such Suretyship Liabilities do not exceed $1,000,000, (ii) Subordinated Debt and
(iii) only at times through and including October 31, 1994, (a) Suretyship

Liabilities of the Company in respect of obligations of KDC Financial Corp. or KDC Financial Limited Partnership for which (x) Komatsu America Corporation has agreed to indemnify the Company (but only to the extent that Komatsu Ltd. has guaranteed payment of such indemnity) and (b) Suretyship Liabilities of the Company in respect of Indebtedness for borrowed money of Komatsu Dresser Company in an aggregate amount not exceeding $45,000,000.

          Affected Lender means any Lender that has given notice to the Company
          ---------------
(which has not been rescinded) of (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstance
                   -----------    ---
of the nature described in Section 8.2 or 8.3.
                           -----------    ----

          Affected Loan -- see Section 8.3.
          -------------        -----------

          Affiliate means, with respect to any Person, any other Person which,
          ---------
directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person or
(b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          Agent means BofA in its capacity as agent for the Lenders hereunder
          -----
and any successor thereto in such capacity.

          Agreement -- see the Preamble.
          ---------            --------

          Alternate Reference Rate means at any time the greater of (a) the
          ------------------------
Federal Funds Rate plus  1/2 of 1% and (b) the Reference Rate.

          Assignee -- see Section 14.9.1.
          --------        ---------------

          Assignment Agreement -- see Section 14.9.1.
          --------------------        --------------

          BofA - see Preamble.
          ----       --------

          Business Day means any day (other than a Saturday or Sunday) on which
          ------------
banks are open for commercial banking business in Chicago and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the interbank eurodollar market at the location of BofA's Eurodollar office.

          Capitalized Lease Liabilities means all monetary obligations of the
          -----------------------------
Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          CERCLA means the Comprehensive Environmental Response, Compensation
          ------
and Liability Act of 1980, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

          Code means the Internal Revenue Code of 1986, as amended, reformed or
          ----
otherwise modified from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

          Commitment as to any Lender means the commitment of such Lender to
          ----------
make Loans hereunder, as adjusted from time to time pursuant to Section 6.1 or
                                                                -----------
Section 14.9.  The amount of the initial Commitment of each Lender is set forth
------------
on the Schedule I attached to this Agreement.
       ----------

          Company -- see the Preamble.
          -------            --------

          Compliance Certificate  means a certificate duly executed by the
          ----------------------
Company's chief financial officer, chief accounting officer or Treasurer in the form of Exhibit B hereto, together with such changes as the Required Lenders may
        ---------
request from time to time for purposes of monitoring the compliance of the Company and its Subsidiaries herewith.

          Consolidated Interest Expense means, for any period, the aggregate
          -----------------------------
interest expense of the Company and its Subsidiaries, as determined in accordance with those generally accepted accounting principles applied in the preparation of the financial statements referred to in Section 9.5.
                                                       -----------

          Consolidated Net Income means, for any period, all amounts which, in
          -----------------------
conformity with those generally accepted accounting principles applied in the preparation of the financial statements referred to in Section 9.5, would be
                                                       -----------
included under net income on a consolidated income statement of the Company and its Subsidiaries.

          Contractual Obligation means, relative to any Person, any provision of
          ----------------------
any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its properties, assets or revenues are bound.

          Dollar and the sign "$" mean lawful money of the United States of
          ------               -
America.

          Effective Date -- see Section 11.1.
          --------------        ------------

          Environmental Action means:
          --------------------

               (a) any complaint, claim (whether absolute or contingent, matured or unmatured), citation, demand, inquiry or inquiries, notice of violation, correspondence, report, action, assertion of potential responsibility, lien, encumbrance, or proceeding (whether formal or informal), brought or issued by any governmental unit, agency, or body which relates to any of the following:

                    (i) Environmental Laws;

                    (ii) public health risks;

                    (iii) the environmental condition of any real property that at any time was, is or hereafter will be owned, leased, operated or otherwise used or controlled by the Company or any of its Subsidiaries (the "Premises"), or any portion thereof, any
                                  --------
               property near the Premises, or any property at which the

               Company or any of its Affiliates is conducting or has conducted operations (including actual or alleged damage or injury to wildlife, biota, air, surface or subsurface soil or water, or other natural resources); or

                    (iv) the use, exposure, release, generation, manufacture,
               transportation to or from, handling, storage, treatment, recycling, reclamation, reuse, emission, disposal or presence of any Hazardous Material either on the Premises, any adjacent property or property at which the Company or any of its Subsidiaries is conducting or has conducted operations, or the transportation of any Hazardous Material by the Company, any of its Subsidiaries or any of their respective agents, employees, consultants, or independent contractors for sale, treatment, storage, recycling, reclamation, reuse or disposal;

               (b) any violation or claim of violation by the Company or any of its Subsidiaries of any Environmental Laws;

               (c) any Lien for damages caused by, or the recovery of any costs incurred for the investigation, remediation or cleanup of, any release or threatened release of any Hazardous Material; or

               (d) the destruction or loss of use of property, or the injury, illness or death of any officer, director, employee, agent, representative, tenant or invitee of the Company or any of its Subsidiaries or the injury, illness or death of any other Person, in each case arising from or relating to the operations of the business of the Company or any of its Subsidiaries or the environmental condition of the Premises, any adjacent property or any property at which the Company or any of its Subsidiaries is conducting or has conducted operations.

         Environmental Laws means:
         ------------------

               (a) any federal statute, law, code, rule, regulation, ordinance, order, standard, permit, license or requirement (including consent decrees, judicial decisions and administrative orders), together with all related amendments, implementing regulations and reauthorizations, pertaining to the protection, preservation, conservation or regulation of the environment, including (without limitation): CERCLA; RCRA; the Toxic Substances Control Act, 15 U.S.C. (S)2601 et seq.; the Clean Air
                                                         -- ---
         Act, 42 U.S.C. (S)7401 et seq.; and the Clean Water Act, 33 U.S.C.
                                -- ---
         (S)1251 et seq.;
                 -- ---

               (b) any state or local statute, law, code, rule, regulation, ordinance, order, standard, permit, license or requirement (including consent decrees, judicial decisions and administrative orders), together with all related amendments, implementing regulations and reauthorizations, pertaining to the protection, preservation, conservation or regulation of the environment; and

               (c) any federal, state or local legislation enacted in the future pertaining to the protection, preservation, conservation or regulation of the environment, and all related amendments, implementing regulations and reauthorizations (provided that no such future legislation shall be deemed to be an Environmental Law hereunder until it is actually enacted).

         ERISA means the Employee Retirement Income Security Act of 1974, as
         -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor selections.

         ERISA Affiliate means any corporation, trade or business that is,
         ---------------
along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) or 414(c) respectively, of the Code or section 4001 of ERISA.

          Eurocurrency Reserve Percentage means, with respect to any Eurodollar
          -------------------------------
Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the Federal Reserve Board, for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of such Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D. As of the date of this Agreement, the Eurocurrency Reserve Percentage is 0%.

          Eurodollar Loan means any Loan which bears interest at a rate
          ---------------
determined by reference to the Eurodollar Rate (Reserve Adjusted).

          Eurodollar Office means with respect to any Lender the office or
          -----------------
offices of such Lender which shall be making or maintaining the Eurodollar Loans of such Lender hereunder or such other office or offices through which such Lender determines its Eurodollar Rate. A Eurodollar Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

          Eurodollar Rate means, with respect to any Eurodollar Loan for any
          ---------------
Interest Period, the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of BofA two Business Days prior to the beginning of such Interest Period by major banks in the interbank eurodollar market as at or about 10:00 a.m., Chicago time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Eurodollar Loan of BofA for such Interest Period.

          Eurodollar Rate (Reserve Adjusted) means, with respect to any
          ----------------------------------
Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

          Eurodollar Rate     =     Eurodollar Rate
                                    ---------------
        (Reserve Adjusted)          1-Eurocurrency
                                 Reserve Percentage

          Event of Default means any of the events described in Section 12.1.
          ----------------                                      ------------

          Federal Funds Rate means, for any day, the rate set forth in the daily
          ------------------
statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate". If such rate is not published in the Composite 3:30 p.m. Quotations for any Business Day, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York City time, on such day by each of three leading brokers of Federal funds transactions in New York City, selected by the Agent. The rate for any day which is not a Business Day shall be the rate for the immediately preceding Business Day.

          Federal Reserve Board means the Board of Governors of the Federal
          ---------------------
Reserve System or any successor thereto.

          Floating Rate Loan means any Loan which bears interest at or by
          ------------------
reference to the Alternate Reference Rate.

          GAAP means generally accepted accounting principles as in effect on
          ----
the date hereof in the United States of America.

          Group  -  see Section 2.2.
          -----         -----------

          Hazardous Material means:  (a) any "hazardous substance" as defined by
          ------------------
CERCLA, and including the judicial interpretation thereof; (b) any "pollutant or contaminant" as defined in 42 U.S.C. (S)9601(33); (c) any material now defined as "hazardous waste" by RCRA; (d) any petroleum product, including crude oil and any fraction thereof; (e) natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel; (f) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; (g) any radioactive material, including any source material, special nuclear material or by-product material as defined at 42 U.S.C. (S)2011 et seq., and any amendments thereto and reauthorizations
                  -- ---
thereof; and (h) any other substance, regardless of physical form, that is regulated under any past, present or future federal, state or local government statute, rule or regulation.

          Impermissible Qualification means, relative to the opinion or
          ---------------------------
certification of any independent public accountant as to any qualification or exception to such opinion or certification:

               (a) which is of a "going concern" or similar nature;

               (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

               (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to this removal, would require an adjustment to such item the effect of which would be to cause the Company or any of its Subsidiaries to be in default of any of their respective obligations under Section 10.
                                        ----------

          Indebtedness of any Person means, without duplication:
          ------------

               (a) all of such Person's obligations for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all of such Person's obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

               (b) all of such Person's Capitalized Lease Liabilities;

               (c) all indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), regardless of whether such indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that, for purposes of determining the amount
               --------  -------
     of any Indebtedness of the type described in this clause (c), if recourse
                                                       ----------
     with respect to such Indebtedness is limited to such property, the amount of such Indebtedness shall be limited to the fair market value of such property; and

               (d) all Suretyship Liabilities of such Person (excluding Suretyship Liabilities of the Company or any Subsidiary in respect of obligations of the Company or any Subsidiary).

          Indebtedness/Capitalization Ratio means, at any time, the ratio of (a)
          ---------------------------------
Adjusted Indebtedness to (b) the sum of Adjusted Indebtedness plus stockholders'
                                                              ----
equity of the Company plus Subordinated Debt.
                      ----

          Indebtedness/Net Cash Flow Ratio means, for any period, the ratio of
          --------------------------------

               (a) Adjusted Indebtedness as at the last day of such period;

to

               (b) the amount ("Net Cash Flow") equal to:

                    (i)  the sum of

                         (A) Consolidated Net Income for such period,

                    plus
                    ----

                         (B) all depreciation and amortization of assets
                    (including goodwill and other intangible assets) of the Company and its Subsidiaries that have been deducted in determining Consolidated Net Income for such period,

                    plus
                    ----

                         (C) the absolute value of all extraordinary losses for
                    such period,

                    plus
                    ----

                         (D) Consolidated Interest Expense for such period,
                    plus
                    ----

                         (E) all United States Federal, state, local and foreign
                    income taxes of the Company and its Subsidiaries for such period,

                    plus
                    ----

                         (F) any non-cash write-offs relating to acquisitions
                    during such period (but not more than $10,000,000 in the aggregate for such period),

                    minus
                    -----

                    (ii) an amount equal to the sum of

                         (A) the absolute value of the amount of all capital
                    expenditures of the Company and its Subsidiaries, as determined in accordance with those generally accepted accounting principles applied in the preparation of the financial statements referred to in Section 9.5, made during
                                                        -----------
                    such period (including, without limitation, the aggregate amount of Capitalized Lease Liabilities incurred during such period by the Company and its Subsidiaries (excluding, however, any portion thereof allocable to interest expense)), plus
                    ----

                         (B) all extraordinary gains for such period;


provided that with respect to Acquired Assets the Company shall prepare
--------
historical financial statements for the period from the beginning of the period for which Net Cash Flow is being calculated to the time of the acquisition of such Acquired Assets (it being understood such statements may contain (x) adjustments to reflect cost savings due to factors such as overlapping functions and/or personnel between the Company and its Subsidiaries and any Acquired Assets and any costs which will be incurred by the Company or any Subsidiary in connection with the Acquired Assets such as costs for facility closures or terminated personnel and (y) such other adjustments as may be agreed to by the Required Lenders) and items relating to Acquired Assets shall be included in the computation of Net Cash Flow to the same extent as if the Company or its Subsidiaries owned the Acquired Assets from the beginning of the period for which Net Cash Flow is being calculated.

          Instrument means any contract, agreement, indenture, mortgage,
          ----------
document or writing (whether by formal agreement, letter, or otherwise) under which any obligation is evidenced, assumed or undertaken, or any Lien (or right or interest therein) is granted or perfected.

          Interest Coverage Ratio means, as of the last day of any fiscal
          -----------------------
quarter of the Company, the ratio of (x) Adjusted EBIT for the 12-month period ending on such day to (y) Consolidated Interest Expense for such period.

          Interest Period - see Section 4.3.
          ---------------       -----------

          Investment means, relative to any Person:
          ----------

               (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business consistent with past practice);

               (b) any Suretyship Liabilities of such Person; and

               (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

          Lender  -  see the Preamble.
          ------             --------

          Lien means any security interest, mortgage, pledge, hypothecation,
          ----
assignment, deposit arrangement, encumbrance, lien (statutory or other), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any capitalized lease).

          Loan  - see Section 2.1.
          ----        -----------

          Margin means (a) if the Interest Coverage Ratio is equal to or greater
          ------
than 3.75 to 1, 0.35%, (b) if the Interest Coverage Ratio is equal to or greater than 2.5 to 1 but is less than 3.75 to 1, 0.425%, and (c) if the Interest Coverage Ratio is less than 2.5 to 1, 0.6%. The margin initially shall be 0.35% and shall be adjusted, to the extent applicable, 50 days (or, in the case of the last fiscal quarter of any year, 90 days) after the end of each fiscal quarter based on the Interest Coverage Ratio as of the last day of such fiscal quarter; it being understood that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, by the 50th day
                       --------------    ------
(or, if applicable, the 90th day) after any such fiscal quarter, the Margin shall be 0.6% until such statements are delivered.

          Margin Stock means any "margin stock" as defined in Regulation U of
          ------------
the Federal Reserve Board.

          Materially Adverse Effect means, relative to any occurrence of
          -------------------------
whatever nature (including (a) any adverse determination in any litigation, arbitration, or governmental investigation or proceeding or (b) any merger, consolidation, exchange of stock, sale of assets or equity interests or acquisition of assets or equity interests), a materially adverse effect on the assets, business, revenues, financial condition, prospects or operations of the Company and its Subsidiaries on a consolidated and combined basis, taken as a whole.

          Multiemployer Plan means a multiemployer plan within the meaning of
          ------------------
section 3(37) of ERISA maintained or contributed to by the Company, any of its Subsidiaries or any other ERISA Affiliate.

          Note  - see Section 3.1.
          ----        -----------

          Organic Document means, relative to any Person, its certificate of
          ----------------
incorporation, by-laws, partnership agreement or other constitutive documents and all shareholder or partner agreements, voting trusts, and similar arrangements applicable to any of its capital stock or other equity interests.

          Participant  - see Section 14.9.2.
          -----------        --------------

          PBGC means a "pension plan", as such term is defined in section 3(2)
          ----
of ERISA, which is subject to title IV of ERISA (other than a Multiemployer
Plan), and to which the Company, any of its Subsidiaries or any ERISA Affiliate may have any liability, including any liability by reason of having been a "substantial employer" within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

          Percentage means as to any Lender the percentage which such Lender's
          ----------
Commitment is of the aggregate Commitments (or, if the Commitments have terminated, which the principal amount of such Lender's outstanding Loans is of the principal amount of all outstanding Loans). The Percentages of the Lenders as of the Effective Date are set forth on the Schedule I attached to this
                                              ----------
Agreement.

          Person means any natural person, corporation, partnership, trust,
          ------
association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

          RCRA means the Resource Conservation and Recovery Act, 42 U.S.C.
          ----
(S)6901 et seq. and any successor statute of similar import, together with the
        -- ---
regulations thereunder, in each case as in effect from time to time.

          Reference Rate means at any time per annum then most recently
          --------------
announced by BofA as its reference rate at Chicago, Illinois.

          Release has the meaning that CERCLA assigns to such term.
          -------

          Reportable Event has the meaning that ERISA assigns to such term.
          ----------------

          Required Lenders means Lenders having an aggregate Percentage of 66-
          ----------------
2/3% or more.

          Significant Affiliate means any Subsidiary, Komatsu Dresser Company,
          ---------------------
KDC Financial Corp., KDC Financial Limited Partnership and KOMDRESCO Ltd.; provided that each of Komatsu Dresser Company, KDC Financial Corp. and KDC
--------
Financial Limited Partnership shall cease to be Significant Affiliates when the Company and its Subsidiaries no longer own an equity interest in such entity.

          Solvent means, with respect to any Person at any time, a condition
          -------
under which

               (a) the fair value and present fair saleable value of such Person's total assets is, on the date of determination, greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;

               (b) the fair value and present fair saleable value of such Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured ("debts", for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

               (c) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

               (d) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

For purposes of this definition:

                     (i) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

                     (ii) the "fair value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

                    (iii) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions; and

                     (iv) the "present fair saleable value" of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arms-length transaction in an existing and not theoretical market.

          Subordinated Debt means Debt of the Company having maturities and
          -----------------
other terms, and which is subordinated to the obligations of the Company hereunder in a manner, approved in writing by the Required Lenders (such approval not to be unreasonably withheld).

          Subsidiary means any Person of which or in which the Company and/or
          ----------
its other Subsidiaries own, directly or indirectly, 50% or more of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization; provided, however, that the defined term
                             --------  -------
"Subsidiary" shall not include Komatsu Dresser Company, KDC Financial Corp., KDC
-----------
Financial Limited Partnership, KOMDRESCO Ltd., Tswana Equipment Proprietary, Ltd. or SDC Corporation. Unless the context otherwise requires, each reference to a "Subsidiary" herein shall be a reference to a Subsidiary of the Company.

          Suretyship Liability means any agreement, undertaking or other
          --------------------
contractual arrangement (other than letters of credit and reimbursement agreements relating to letters of credit) by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability (including accounts payable) of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the indebtedness, obligation or other liability guaranteed thereby; provided
                                                                       --------
that the amount of any Suretyship Liability that does not have a stated or determinable amount shall be the amount that the Person obligated thereon reasonably estimates in good faith as its probable liability with respect thereto.

          Taxes with respect to any Person means taxes, duties, imposts, fees,
          -----
deductions, withholding, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets.

          Termination Date means September 22, 1995, as such date may from time
          ----------------
to time be extended in accordance with Section 2.9, or such other date on which
                                       -----------
the Commitments shall terminate pursuant to Section 6.1 or 12.2.
                                            -----------    ----

          Total Commitment Amount means the aggregate amount of all Lenders'
          -----------------------
Commitments (as such amount is reduced from time to time pursuant to Section
                                                                     -------
6.1).

          Type of Loan or Borrowing  - see Section 2.2.  The types of Loans or
          -------------------------        -----------
borrowings under this Agreement are as follows: Floating Rate Loans or borrowings and Eurodollar Loans or borrowings.

          Unmatured Event of Default means any event which if it continues
          --------------------------
uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

          Welfare Plan means a "welfare plan", as such term is defined in
          ------------
section 3(1) of ERISA.

          1.2  Computations.  Where the character or amount of any asset or
               ------------
liability or any item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for purposes of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP.

          1.3  Cross-References; Section Captions.  A Section, an Exhibit or a
               ----------------------------------     -------     -------
Schedule is, unless otherwise stated, a reference to a section hereof or an
--------
exhibit or schedule hereto, as the case may be. Section captions are for convenience only and shall not affect the interpretation of this Agreement.

          SECTION 2 COMMITMENTS OF THE LENDERS; TYPES OF LOANS; BORROWING AND CONVERSION PROCEDURES.

          2.1  Commitments.  Subject to the terms and conditions of this
               -----------
Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to the Company on a revolving basis (collectively the "Loans" and individually each a "Loan") from time to time before the Termination Date in such Lender's Percentage of such aggregate amounts as the Company may from time to time request from all Lenders; provided, however, that (i) the aggregate
                                  --------  -------
principal amount of all Loans which any Lender shall be committed to have outstanding hereunder shall not at any one time exceed the amount of such Lender's Commitment; and (ii) the aggregate principal amount of all Loans which all Lenders shall be committed to have outstanding hereunder shall not at any one time exceed the Total Commitment Amount. At any time prior to, and provided the Company has not previously reduced the Commitments pursuant to Section 6.1,
                                                                   -----------
one or more additional Lenders may at the request of the Company and with the consent of all Lenders (which consent shall not be unreasonably withheld), become parties to the Credit Agreement by executing and delivering a Joinder Agreement in the form of Exhibit E, and contemporaneously with the effectiveness
                         ---------
of any such Joinder Agreement the Total Commitment Amount shall be increased by the amount of the Commitment of the Lender being added by such Joinder

Agreement, provided that the Total Commitment Amount shall not exceed
           --------
$150,000,000.

          2.2  Various Types of Loans.  Each Loan shall be either a Floating
               ----------------------
Rate Loan or a Eurodollar Loan (each a "type" of Loan), as the Company shall specify in the related notice of borrowing or conversation pursuant to Section
                                                                       -------
2.3 or 2.4.  Eurodollar Loans having the same Interest Period are sometimes
---    ---
called a "Group" or collectively "Groups." Floating Rate Loans and Eurodollar Loans may be outstanding at the same time, provided that (i) not more than ten
                                           --------
different Groups of Loans shall be outstanding at any one time and (ii) the aggregate principal amount of each Group of Loans shall at all times (including after giving effect to any conversion or continuation of any Loans) be at least $2,000,000 and an integral multiple of $500,000.

          2.3  Borrowing Procedures.  The Company shall give written or
               --------------------
telephonic notice to the Agent of each proposed borrowing not later than (a) in the case of a Floating Rate borrowing, 10:00 a.m., Chicago time, on the proposed date of such borrowing, and (b) in the case of a Eurodollar borrowing, 10:00 a.m., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Agent and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Lender thereof. Not later than noon, Chicago time, on the date of a proposed borrowing, each Lender shall provide the Agent at the principal office of the Agent in Chicago with immediately available funds covering such Lender's Percentage of such borrowing and, subject to the satisfaction of the conditions precedent set forth in

Section 11 with respect to such borrowing, the Agent shall pay over such funds
----------
to the Company on the requested borrowing date. Each borrowing shall be on a Business Day. Subject to the last sentence of Section 2.2 in the case of
                                               -----------
Eurodollar Loans, each borrowing shall be in an aggregate amount of at least $2,000,000 and an integral multiple of $500,000.

          2.4  Conversion Procedures.  Subject to the provisions of the last
               ---------------------
sentence of Section 2.2, the Company may convert all or any part of any
            -----------
outstanding Loan into a Loan of a different type by giving written or telephonic notice to the Agent not later than (a) in the case of conversion into a Floating Rate Loan, 10:00 a.m., Chicago time, on the proposed date of such conversion, and (b) in the case of a conversion into a Eurodollar Loan, 10:00 a.m., Chicago time, at least three Business Days prior to the proposed date of such conversion. Each such notice shall be effective upon receipt by the Agent and shall specify the date and amount of such conversion, the Loan to be so converted, the type of Loan to be converted into and, in the case of a conversion into a Eurodollar Loan, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Lender thereof. Subject to Section 2.6, such Loan shall be so converted on the
                            -----------
requested date of conversion.  Each conversion shall be on a Business Day.

          2.5  Warranty upon Conversion.  Each notice of conversion pursuant to
               ------------------------
Section 2.4 shall automatically constitute a warranty by the Company to the
-----------
Agent and each Lender to the effect that, on the date of such requested conversion, no Event of Default or unmatured Event of Default shall have then occurred and be continuing.

          2.6  Conditions.  Notwithstanding any other provision of this
               ----------
Agreement, no Lender shall be obligated to make any Loan, or to convert into or permit the continuation at the end of the applicable Interest Period of any Eurodollar Loan, if an Event of Default or Unmatured Event of Default exists or would result therefrom.

          2.7  Pro Rata Treatment.  All borrowings, conversions and repayments
               ------------------
shall be effected so that after giving effect thereto each Lender will have a pro rata share (according to its Percentage) of all types and Groups of Loans.

          2.8  Commitments Several.  The failure of any Lender to make a
               -------------------
requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

          2.9  Extension of the Termination Date.
               ---------------------------------

               (a) At least 60 but not more than 90 days before any scheduled Termination Date, the Company may, by delivery of a written request to the

          Agent, request that each Lender agree to extend the then-scheduled Termination Date by 364 days.

               (b) The Agent shall, upon receipt of any such extension request, promptly notify each Lender thereof, and request that each Lender promptly advise the Agent of its approval or rejection of such request.

               (c) Upon receipt of such notification from the Agent, each Lender may, in its sole discretion, agree to extend for 264 days, or decline to extend, the Termination Date, and each Lender shall, within 30 days of receipt of the notice described in clause (b), notify the Agent of
                                                ----------
          its approval or denial of such request. If any Lender does not so notify the Agent, such Lender shall be deemed to have denied such extension request. The Agent shall, no later than 45 days following its receipt of any extension request from the Company, notify the Company as to the Lenders which have approved or denied such request.

               (d) If all of the Lenders approve any such request, the Termination Date shall be extended to the date which is 364 days after the Termination Date in effect immediately prior to such extension. If fewer than all of the Lenders approve any such request, the Termination Date shall not be extended.

     SECTION 3  NOTES EVIDENCING LOANS.

     3.1  Notes.  The Loans of each Lender shall be evidenced by a promissory
          -----
note (as amended, supplemented, replaced or otherwise modified from time to time, individually each a "Note" and collectively for all Lenders the "Notes") substantially in the form set forth in Exhibit A, with appropriate insertions,
                                       ---------
dated the Effective Date (or such other date as shall be satisfactory to the Agent), payable to the order of such Lender in the principal amount of the Commitment of such Lender (or, if less, in the aggregate unpaid principal amount of such Lender's Loans) on the Termination Date.

          3.2  Recordkeeping.  Each Lender shall record in its records, or at
               -------------
its option on the schedule attached to its Note, the date and amount of each Loan made by such Lender, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

          SECTION 4  INTEREST.

          4.1  Interest Rates.  The Company promises to pay interest on the
               --------------
unpaid principal amount of each Loan for the period commencing on and including the date of such Loan to but excluding the date such Loan is paid in full, as follows:

               (a) at all times while such Loan is a Floating Rate Loan, at a rate per annum equal to the Alternate Reference Rate from time to time in effect; and

               (b) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Margin from time to time in effect;

provided, however, that if any principal of any Loan is not paid when due
--------  -------
(whether by acceleration or otherwise), such principal shall bear interest, from the due date thereof until paid in full, at a rate per annum equal to the sum of the Alternate Reference Rate from time to time in effect (but not less than the applicable interest rate in effect for such Loan at such due date) plus 2%.

          4.2  Interest Payment Dates.  Accrued interest on each Floating Rate
               ----------------------
Loan shall be payable on the last day of each calendar quarter and at maturity. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan and at maturity.

After maturity, accrued interest on all Loans shall be payable on demand.

          4.3  Interest Periods.  Each "Interest Period" for a Eurodollar Loan
               ----------------
shall commence on the date such Eurodollar Loan is made or converted from a Floating Rate Loan, or on the expiration of the immediately preceding Interest Period for such Eurodollar Loan, and shall end on the date which is one, two or three months thereafter, as the Company may specify:

               (a) in the case of an Interest Period which commences on the date of Eurodollar Loan is made or converted from a Floating Rate Loan, in the related notice or borrowing or conversion pursuant to Section 2.3 or 2.4,
                                                           -----------    ---
     or

               (b) in the case of succeeding Interest Period with respect to any Eurodollar Loan, by written or telephonic notice to the Agent not later than 10:00 a.m., Chicago time, at least three Business Days prior to the first day of such succeeding Interest Period, it being understood that (i) each such notice shall be effective upon receipt by the Agent (which shall promptly advise each Lender thereof) and (ii) if the Company fails to give such notice, such Loan shall automatically become a Floating Rate Loan at the end of its then-current Interest Period.

Each Interest Period for a Eurodollar Loan that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent month) shall end on the last Business Day of the appropriate subsequent calendar month. Each Interest Period for a Eurodollar Loan which would otherwise end on a day which is not a Business Day shall end on the immediately succeeding Business Day (unless such immediately succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). The Company may not select any Interest Period which would end after the scheduled Termination Date.

          4.4  Setting and Notice of Eurodollar Rates.  The applicable
               --------------------------------------
Eurodollar Rate for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Company and each Lender. Each determination of the applicable Eurodollar Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing the computations used by the Agent in determining any applicable Eurodollar Rate hereunder.

          4.5  Computation of Interest.  Interest shall be computed for the
               -----------------------
actual number of days elapsed on the basis of a year of 160 days. The applicable interest rate for each Floating Rate Loan shall change simultaneously with each change in the Alternate Reference Rate.

          4.6  Limitation on Interest.  It is the intention of the parties
               ----------------------
hereto to conform strictly to applicable usury laws and, anything herein or in any Note to the contrary notwithstanding, the obligations of the Company to each Lender under this Agreement and any Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Lender limiting rates of interest which may be charged or collected by such Lender. Accordingly, if the transactions contemplated hereby or by any Note would be usurious under any applicable law, rule, regulation, order or decree (or other requirement having the force of law) of any governmental authority, court or other tribunal (including the Federal and state laws of the United States of America or of any other jurisdiction whose laws may be mandatorily applicable) (collectively, "Applicable Law") with respect to any Lender, then, in that event, notwithstanding anything to the contrary in this Agreement or any Note, it is agreed as follows:

               (a) the following provisions of this Section 4.6 shall govern and
                                                    -----------
     control;

               (b) the aggregate of all consideration that constitutes interest under Applicable Law that is contracted for, charged or received under this Agreement or under any Note by any Lender shall under no circumstances exceed the maximum amount of interest allowed by Applicable Law (such maximum, nonusurious interest rate that may, under Applicable Law, be contracted for, charged or received, the "Highest Lawful Rate"), and any excess shall be credited to the Company by such Lender (or, if such consideration shall have been finally paid in full, such excess refunded to the Company by such Lender);

               (c) all sums paid, or agreed to be paid, to any Lender for the use, forbearance and detention of the indebtedness of the Company to such Lender hereunder or under any Note shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of such indebtedness so that the actual rate of interest is uniform throughout the full term thereof;

               (d) if at any time the interest provided pursuant to Section 4.1,
                                                                    -----------
     together with any fees payable to any Lender pursuant to this Agreement or any Note that are deemed to be interest under Applicable Law, exceeds that amount which would have accrued to such Lender at the Highest Lawful Rate, the amount of interest and any such fees to accrue pursuant to this Agreement or any Note shall be limited, notwithstanding anything to the contrary in this Agreement or any Note, to the amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions in the amount of such interest and/or fees, as applicable, which would otherwise occur shall not reduce the interest to accrue to such Lender pursuant to this Agreement and the applicable Note below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and such Note and such fees that are deemed to be interest equals the amount of interest which would have accrued to such Lender if a varying rate per annum equal to the rate provided pursuant to Section 4.1 had at all times
                                                  -----------
     been in effect, plus the amount of fees which would have been received but
                     ----
     for the effect of this Section 4.6; and
                            -----------

               (e) if the total amount of interest paid or accrued, together with any fees payable pursuant to this Agreement and any Note that are deemed to be interest under Applicable Law, pursuant to this Agreement and any Note under the foregoing provisions of this Section 4.6, is less than the total
                                            -----------
     amount of interest which would have accrued if a varying rate per annum equal to the rate provided pursuant to Section 4.1 had at all times been in
                                            -----------
     effect and all fees provided for in this Agreement and such Note had been paid, then the Company agrees to pay to the applicable Lender, upon demand, an amount equal to the difference between (i) the lesser of (A) the amount of interest and fees which would have accrued if the Highest Lawful Rate had at all times been in effect, and (B) the amount of interest and fees which would have accrued if a varying rate per annum equal to the rate provided pursuant to Section 4.1 had at all times been in effect and all
                          -----------
     fees provided for in this Agreement and the applicable Note had been paid and (ii) the amount of interest and fees paid in accordance with the other provisions of this Agreement and the applicable Note.

For purposes of Article 5069-1.04, Vernon's Texas Civil Statutes, to the extent, if any, applicable to any lender, the Company agrees that the Highest Lawful Rate shall be the "indicated (weekly) rate ceiling" as defined in said Article; provided that any Lender may also rely, to the extent permitted by Applicable
--------
Law, on alternative maximum rates of interest, if greater, under other Applicable Laws; provided, further, that to the extent permitted by such
                 --------  -------
Article, any Lender by notice to the Company may revise the aforesaid election of such interest rate ceiling as such ceiling affect the then current or future balances outstanding under this Agreement and any Note. Chapter 15, Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925 (relating to revolving loans and triparty accounts), shall not apply to this Agreement or any Note.

          SECTION 5  FEES.

          5.1.  Non-Use Fee.  The Company agrees to pay to the Agent for the
                -----------
account of each Lender a non-use fee for the period from and including the Effective Date to but excluding the Termination Date in an amount equal to the Specified Percentage (as defined below) per annum of the daily average of the unused amount of such Lender's

Commitment. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have been theretofore paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

          For purposes of the foregoing, "Specified Percentage" means (a) if the Interest Coverage Ratio is equal to or greater than 3.75 to 1, 0.10%, (b) if the Interest Coverage Ratio is equal to or greater than 2.5 to 1 but less than .375 to 1, 0.125%, and (c) if the Interest Coverage Ratio is less than 2.5 to 1, 0.175%. The Specified Percentage initially shall be 0.10% and shall be adjusted, to the extent applicable, 50 days (or, in the case of the last fiscal quarter of any fiscal year, 90 days) after the end of each fiscal quarter based on the Interest Coverage Ratio as of the last day of such fiscal quarter; it being understood that if the Company fails to deliver the financial statements required By Section 10.1.1 or 10.1.2, as applicable, by the 50th day (or, if
            --------------    ------
applicable, the 90th day) after any fiscal quarter, the Specified Percentage shall be 0.175% until such financial statements are delivered.

          5.2  Agent's Fee.  The Company agrees to pay to the Agent for its own
               -----------
account such fees are agreed to from time to time by the Company and the Agent.

          SECTION 6 REDUCTION OR TERMINATION OF THE COMMITMENTS; PREPAYMENTS.

          6.1  Reduction or Termination of the Commitments. The Company may from
               -------------------------------------------
time to time on at least five Business Days' prior written notice received by the Agent (which shall promptly advise each Lender thereof) permanently reduce the amount of the Commitments to an amount not less than the aggregate unpaid principal amount of the Loans. Any such reduction shall be in an amount that is an integral multiple of $5,000,000 and shall be pro rata among the Lenders according to their respective Percentages. The Company may at any time on like notice terminate the commitments upon payment in full of all Loans and all other obligations of the Company hereunder.

          6.2  Prepayments.  The Company may from time to time prepay the Loans
               -----------
in whole or in part, provided that

(a) the Company shall give the Agent (which shall promptly advise each Lender) written notice thereof not later than 11:00 a.m., Chicago time, on the date of such prepayment, in the case of Floating Rate Loans, and not less than two Business Days' prior to the date of such prepayment, in the case of Eurodollar Loans, in each case specifying the Loans to be prepaid and the date (which shall be a Business Day) and amount of prepayment (b) each partial prepayment of Loans shall be in an aggregate principal amount of at least $1,000,000 and an integral multiple of $500,000 and (c) any prepayment of Eurodollar Loans on a day other than the last day of an Interest Period therefor shall be subject to Section
                                                                     -------
8.4. After giving effect to any prepayment of Eurodollar Loans, each Group of Eurodollar Loans shall be at least $2,000,000 and an integral multiple of $500,000.

          SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES

          7.1  Making of Payments.  All payments of principal of or interest on
               ------------------
the Notes, and of all fees, shall be made by the Company to the Agent in immediately available funds at its office in Chicago not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the immediately following Business Day. The Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Agent for the account of such Lender.

          All payments under Section 8.1 and 8.4 shall be made by the Company
                             -----------     ---
directly to the Lender entitled thereto.

          7.2  Application of Certain Payments.  Each payment of principal shall
               -------------------------------
be applied to such Loans as the Company shall direct by notice to be received by the Agent on or before the date of such payment, or in the absence of such notice, as the Agent shall determine in its discretion. Concurrently with each remittance to any Lender of its share of any such payment, the Agent shall advise such Lender as to the application of such payment.

          7.3  Due Date Extension.  If any payment of principal or interest with
               ------------------
respect to any of the Notes, or of any fee, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

          7.4  Setoff.  The Company agrees that the Agent and each Lender have
               ------
all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Unmatured Event of Default described in Section 12.1.4 or any Event of Default exists, the Agent
                     --------------
and each Lender may apply to the payment of any obligations of the Company hereunder any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Agent or such Lender.

          7.5  Proration of Payments.  If any Lender shall obtain any payment or
               ---------------------
other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Note in excess of its pro rata share of payments and other recoveries obtained by all Lenders on account of principal of and interest on all Notes (other than any non-pro rata interest payment resulting from a Loan being an Affected Loan or as a result of replacement of a Lender pursuant to Section 8.7), such Lender shall purchase
                                    -----------
from the other Lenders such participation in the Notes held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any
                                   ---------  -------
portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

          7.6  Taxes.
               -----

               (a) All payments by the Company of principal, interest, fees, indemnities and other amounts payable hereunder and under the Notes shall be made to the recipient thereof without setoff or counterclaim and free and clear of, and without withholding or deduction for or on account of, any present or future Taxes (other than Excluded Taxes (as defined below)) now or hereafter imposed on such recipient or its income, property, assets or franchises (such recipient's "Recipient Taxes"), except to the extent that such withholding or deduction (i) is required by applicable law, (ii) results from the breach by such recipient of its Exemption Agreement (as defined below) or (iii) would not be required if such recipient's Exemption Representation (as defined below) were true. If any such withholding or deduction is required by applicable law, the Company will:

               (A) pay to the relevant authorities the full amount so required to be withheld or deducted;

               (B) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authorities; and

               (C) except to the extent that such withholding or deduction results from the breach, by the recipient of a payment, of its Exemption Agreement or would not be required if such recipient's Exemption Representation were true, pay to the Agent for the account of the relevant recipient such additional amount as is necessary to ensure that the net amount actually received by such recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

For the purposes of this Section 7.6, "Excluded Taxes" means, in the case of
                         -----------
payments made to any Lender or the Agent, all of the following: taxes imposed upon the overall net income of such Lender or the Agent, franchise taxes imposed upon such Lender or the Agent with respect to its net income by the jurisdiction under the laws of which such Lender or the Agent, as the case may be, is organized or any political subdivision thereof, and franchise taxes imposed upon such Lender or the Agent with respect to its net income by the jurisdiction in which such Lender's or the Agent's Eurodollar Office is located or any political subdivision thereof.

               (b)  In consideration of the Company's agreements in clause (a)
                                                                    ----------
            of this Section 7.6, each Lender which is not organized under the
                    -----------
            laws of the United States or a State thereof hereby agrees (such Lender's "Exemption Agreement"), to the extent permitted by applicable law (including any applicable double taxation treaty of the jurisdiction of its incorporation and the jurisdiction in which its Eurodollar Office is located), to execute and deliver to the Company (i) on or before the first date on which any payment is to be made to such Lender hereunder, a United States Internal Revenue Service Form 1001 or 4224 (or successor form), as appropriate, properly completed and claiming a complete exemption, from withholding or deduction for or on account of Recipient Taxes of such Lender, and (ii) a new Form 1001 or 4224 (or successor form), as appropriate, upon the expiration or obsolescence of any previously delivered Form.

               (c) Each Lender hereby represents and warrants (such Lender's
            "Exemption Representation") to the Company that on the Effective Date (or, if later, the date such Lender becomes a party to this Agreement) it is entitled to receive payments of principal of, and interest on, Loans made by such Lender without withholding or deduction for or on account of such Lender's Recipient Taxes imposed by the United States of America or any political subdivision thereof.

            SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS.

            8.1  Increased Costs. (a) If, after the date hereof, the adoption of
                 ---------------
any applicable law, rule or regulation, or any change in any applicable law, rule or regulation (including, without limitation, Regulation D of the Federal Reserve Board), or any change in the interpre tation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Eurodollar Office of such Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

                    (A) shall subject any Lender (or any Eurodollar Office of
               such Lender) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for taxes imposed on or measured by the overall net income of such Lender or its Eurodollar Office imposed by the jurisdiction, or any political subdivision thereof or taxing authority therein, in which such Lender's principal executive office or Eurodollar Office is located or in which such Lender is incorporated); or

                    (B) shall impose, modify or deem applicable any reserve
               (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special
                                                           ---------
               deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or any Eurodollar Office of such Lender); or

                    (C) shall impose on any Lender (or its Eurodollar Office)
               any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) such Lender (or any Eurodollar Office of such Lender) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth the basis of such demand, a copy of which shall be furnished to the Agent), the Company shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or such reduction.

          (b) If any Lender shall reasonably determine that the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurodollar Office) or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder (including, without limitation, such Lender's Commitment) to a level below that which such Lender or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth the basis of such demand, a copy of which shall be furnished to the Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling Person for such reduction.

          8.2  Basis for Determining Interest Rate Inadequate or Unfair.  If
               --------------------------------------------------------
with respect to any Interest Period:

               (a) Lenders having an aggregate Percentage of 50% or more advise the Agent that deposits in Dollars (in the applicable amounts) are not being offered to such Lenders in the relevant market for such Interest Period, or the Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

               (b) Lenders having an aggregate Percentage of 50% or more advise the Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding such Loans for such Interest Period, or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the reasonable opinion of such Lenders materially affects such Loans, then the Agent shall promptly notify the other parties thereof and, so long as
----
such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan.

          8.3  Changes in Law Rendering Eurodollar Loans Unlawful.  In the event
               --------------------------------------------------
that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund Eurodollar Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert into Eurodollar Loans (but shall make Floating Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Lenders which are not so affected, in each case in an amount equal to such Lender's Percentage of all Eurodollar Loans which would be made or converted into at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Loan of such Lender (or, in any event, if such Lender so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automat ically convert to a Floating Rate Loan. Each Floating Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall, notwithstanding any other provision of this Agreement, remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

          8.4  Funding Losses.  The Company agrees that, upon demand by any
               --------------
Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed, a copy of which shall be furnished to the Agent), the Company will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan), as reasonably determined by such Lender, as a result of (a) any payment or prepayment or conversion of any Eurodollar Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including, without limita tion, any conversion pursuant to Section 8.3)
                                                                  -----------
or (b) any failure of the Company to borrow or convert any Loans on a date specified therefor in a notice of borrowing or conversion pursuant to this Agreement (other than as a result of a default by such Lender or the Agent).
For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

          8.5  Right of Lenders to Fund through Other Offices.  Subject to
               ----------------------------------------------
clause (a) of Section 8.7, each Lender may, if it so elects, fulfill its
              -----------
commitment as to any Eurodollar Loan by causing a foreign branch or affiliate of such Lender to make such Loan, provided that in such event for the purposes of
                               --------
this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Company to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

          8.6  Discretion of Lenders as to Manner of Funding.  Notwithstanding
               ---------------------------------------------
any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

          8.7  Mitigation of Circumstances; Replacement of Affected Lender.  (a)
               -----------------------------------------------------------
Each Lender shall promptly notify the Company and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1
                                                            -----------    ---
(ii) the occur rence of any circumstance of the nature described in Section 8.2
                                                                    -----------
or 8.3 (and, if any Lender has given notice of any such event described in
   ---
clause (i) or (ii) above and thereafter such event ceases to exist, such Lender
----------    ----
shall promptly so notify the Company and the Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation
             ----------    ----
will not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

          (b) At any time any Lender is an Affected Lender, the Company may replace such Affected Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Agent, such bank(s) or financial institution(s) to have a Commitment or Commitments, as the case may be, in such amounts as shall be reasonably satisfactory to the Agent (and upon notice from the Company such Affected Lender shall assign, without recourse or warranty, its Commitment, its Loans, its Note and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid non-use fees, any amounts payable under Section
                                                                        -------
8.4 as a result of such Lender receiving payment of any Eurodollar Loan prior to
---
the end of an Interest Period therefor and all other obligations owed to such Affected Lender hereunder).

          8.8  Conclusiveness of Statements; Survival of Provisions.
               ----------------------------------------------------
Determinations and statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or
                                                        -----------  ---  ---
8.4 shall be conclusive absent demonstrable error.  Lenders may use reasonable
---
averaging and attribution methods in determining compensa  tion under Sections
                                                                      --------
8.1 and 8.4, and the provisions of such Sections shall survive repayment of the
---     ---
Loans, cancellation of the Notes and any termination of this Agreement.

          SECTION 9  WARRANTIES.

          To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans hereunder, the Company warrants to the Agent and the Lenders that:

          9.1  Organization, Power, etc.  Each of the Company and each of its
               ------------------------
Subsidiaries (a) is a corporation or a partnership, as the case may be, validly organized and existing and in good standing under the laws of the state of its organization, and (b) is duly qualified to do business and is in good standing as a foreign corporation or partnership, as the case may be, in each jurisdiction where the nature of its activities or properties makes such qualification necessary and where any failure so to qualify, individually or in the aggregate for all such failures, would have a Materially Adverse Effect. Each of the Company and each of its Subsidiaries has full power and authority to own and hold under lease its property and to conduct its business as currently conducted by it, other than governmental licenses, consents and approvals the failure to hold which, individually or in the aggregate for all such failures, would not have a Materially Adverse Effect. The Company has full power and authority to execute, deliver, and perform its obligations under this Agreement and each Note and to borrow Loans hereunder.

          9.2  Authorization; No Conflict.  The execution and delivery of this
               --------------------------
Agreement and each Note, the borrowings hereunder, and the performance by the Company of its obligations under this Agreement and each Note are within the Company's corporate powers, have all been duly authorized by all necessary corporate action or other organizational action, have received all necessary governmental approvals (if any shall be required), and do not and will not conflict with, result in any violation of, or constitute any default under any provision of any Organic Document or material Contractual Obligation of the Company or any of its Subsidiaries or any law or regulation of any governmental authority or agency or any judicial decision, decree or order of any court or other governmental authority, and will not result in or require the creation or imposition of any Lien on any properties, assets, or revenues of the Company or any of its Subsidiaries pursuant to the provisions of any Contractual Obligation of the Company or any of its Subsidiaries.

          9.3  Validity and Binding Nature.  This Agreement is, and each Note
               ---------------------------
when duly executed and delivered will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of the rights of creditors generally and by the application of general principles of equity.

          9.4  No Default.  Each of the Company and each of its Subsidiaries is
               ----------
in compliance with all provisions of its Organic Documents and all Instruments to which it may be subject or by which it or any of its properties may be bound, the failure to comply with which, individually or in the aggregate for all such failures, would have a Materially Adverse Effect. No Event of Default or Unmatured Event of Default has occurred and is continuing.

          9.5  Financial Statements.  The audited consolidated financial
               --------------------
statements of the Company and its Subsidiaries as at October 31, 1993 and the unaudited consolidated financial statements of the Company and its Subsidiaries as at July 31, 1994, copies of which have been furnished to each Lender, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year and period and present fairly the financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments.

          9.6  No Material Adverse Change; Solvency.  Since the date of the
               ------------------------------------
audited financial statements described in Section 9.5, there have been no
                                          -----------
occurrences which, individually or in the aggregate, have had a Materially Adverse Effect. On the Effective Date, and on the date of the making of each Loan, after giving effect to the making of such Loan, the Company and its domestic Subsidiaries shall be Solvent.

          9.7  Litigation; Labor Controversies; Contingent Liabilities.  Except
               -------------------------------------------------------
as set forth in Section 9.7,
                -----------

               (a) there are no claims, litigation (including, without limitation, derivative actions), arbitration proceedings, administrative proceedings or investigations that are pending or threatened against or affecting the Company or any of its Subsidiaries (i) which, if adversely determined would have a Materially Adverse Effect, or (ii) which purport to affect the legality, validity, or enforceability of this Agreement or any Note or any action taken or to be taken pursuant hereto, and there are no inquiries, whether formal or informal, from any governmental agency or authority or otherwise, which would give rise to any such action, proceeding or investigation;

               (b) there are no labor controversies pending or threatened against the Company or any of its Subsidiaries which, based on reasonable assumptions of the Company as to the probable outcome of any and all such labor controversies, would have a Materially Adverse Effect; and

               (c) other than any liability incident to any litigation, proceedings or investigations described in this Section 9.7, neither the
                                                     -----------
     Company nor any of its Subsidiaries has any material contingent liabilities not provided for or disclosed in the financial statements referred to in

     Section 9.5.
     -----------

     9.8  Ownership of Properties.  Except (a) as set forth in Schedule 9.8
          -----------------------                              ------------
and (b) for any failure to have a valid leasehold interest or a valid ownership interest which would not, individually or in the aggregate for all such failures, have a Materially Adverse Effect, each of the Company and each of its Subsidiaries has a valid leasehold interest in all property leased by it, and has good and marketable title to all of the properties and assets, real, personal or mixed, tangible and intangible, of any nature whatsoever, owned by it (which, with respect to licenses, means that the Company or such Subsidiary (as applicable) is the lawful owner of its rights under such licenses), free and clear of all Liens, charges, options or claims (including infringement claims with respect to patents, trademarks, copyrights and all other intellectual property) except for Liens permitted by Section 10.18. The Company and its
                                        -------------
Subsidiaries own, or have a valid equitable interest sufficient to obtain an assignment of, all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their respective businesses substantially as now conducted without known conflict with any rights of any other Person.

          9.9  Subsidiaries.  Neither the Company nor any of its Subsidiaries
               ------------
has any Subsidiaries other than those listed on Schedule 9.9.  The percentage
                                                ------------
ownership of such subsidiaries by the Company and its Subsidiaries is set forth on Schedule 9.9.
   ------------

          9.10  Purpose.  The proceeds of the Loans will be used by the Company
                -------
and its Subsidiaries for working capital needs and general corporate purposes (including acquisitions).

          9.11  Regulation U.  Neither the Company nor any Subsidiary is engaged
                ------------
in the business of purchasing or selling Margin Stock, or extending credit to others for the purpose of purchasing or carrying Margin Stock, and less than 25% of the assets of the Company and its Subsidiaries, individually and on a consolidated basis with its respective Subsidiaries, consists of Margin Stock. No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or for any other purpose which would violate, or be inconsistent with, any of the margin regulations of the Federal Reserve Board.

          9.12  Compliance with Laws, etc.  Neither the Company nor any of its
                -------------------------
Subsidiaries is in violation of any applicable law, rule, regulation, judgment, decree or order of any governmental authority (federal, state, local or foreign), which violation, individually or in the aggregate for all such violations, would be reasonably likely to have a Materially Adverse Effect. The Company and its Subsidiaries have obtained all governmental authorizations, permits, licenses and other approvals required for the ownership and operation of their respective businesses, the failure to obtain which (individually or in the aggregate for all such failures) would be reasonably likely to have a Materially Adverse Effect, and all such governmental authorizations, permits, licenses and other approvals have been, and are currently, in effect, and the Company and its Subsidiaries are in compliance with all such governmental authorizations, permits, licenses and other approvals, the failure to comply with which, individually or in the aggregate for all such failures, would be reasonably likely to have a Materially Adverse Effect.

          9.13  Investment Company Act.  Neither the Company nor any Subsidiary
                ----------------------
is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          9.14  Public Utility Holding Company Act.  Neither the Company nor any
                ----------------------------------
Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          9.15  Environmental Warranties.  To the Company's knowledge, except as
                ------------------------
set forth in Schedule 9.15,
             -------------

               (a) all facilities and property (including underlying groundwater) owned or leased by the Company or any of its Subsidiaries have been, and continue to be, in compliance with all Environmental Laws, the noncompliance by the Company and its Subsidiaries with which, individually or in the aggregate for all such noncompliance, would have a Materially Adverse Effect;

               (b) there are no pending, unresolved or threatened Environmental Actions which

                    (i) (individually or in the aggregate for all such Environmental Actions) would be reasonably likely to have a Materially Adverse Effect;

               (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries that, singly or in the aggregate, have had, have, or may reasonably be expected to have, a Materially Adverse Effect;

               (d) the Company and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters that are necessary or desirable for their businesses, which failure or failures so to comply (individually or in the aggregate) would be likely to have a Materially Adverse Effect;

               (e) no property now or previously owned or leased by the Company or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS (as defined in CERCLA) or on any similar state list of sites requiring investigation or clean-up; and

               (f) no conditions exist at, on or under any property now or previously owned, leased or operated by the Company or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law, which liability or liabilities (individually or in the aggregate) would be likely to have a Materially Adverse Effect.

          9.16  Pension and Welfare Plans.  Each Pension Plan and each Welfare
                -------------------------
Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred for which the 30-day notice has not been waived, (b) neither the Company, any of its Subsidiaries nor any ERISA Affiliate has withdrawn from any Pension Plan or instituted steps to do so, other than withdrawals which, individually or in the aggregate for all such withdrawals, would not be reasonably likely to have a Materially Adverse Effect, (c) no steps have been instituted to terminate any Pension Plan other than a standard termination under Section 4041(b) of ERISA which does not require an expenditure that, individually or in the aggregate for all such expenditures, would have a Materially Adverse Effect, and (d) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which would result in the incurrence by the Company, any of its Subsidiaries or any ERISA Affiliate of any liability, fine or penalty in an amount that, individually or in the aggregate for all such liabilities, fines and penalties, would have a Materially Adverse Effect. Neither the Company, any of its

Subsidiaries nor any ERISA Affiliate is a member of, or contributes to, any Multiemployer Plan.

          9.17  Taxes.  Each of the Company and, to the extent material, its
                -----
Subsidiaries has filed all tax returns, reports and declarations which are required to have been filed by it and has paid, or made adequate provisions for the timely payment of, all of its Taxes which are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which reserves or other appropriate provisions as may be required by GAAP have been, and are being, maintained.

          9.18  Accuracy of Information.  To the best of the Company's
                -----------------------
knowledge, all factual information heretofore or contemporaneously herewith furnished by or on behalf of the Company to any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all factual information hereafter furnished by or on behalf of the Company to any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the Effective Date, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

          SECTION 10 COVENANTS.

          Until the expiration or termination of the Commitments and thereafter until all obligations hereunder and under the Notes are paid in full, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, the Company will perform and comply with, and will cause its Subsidiaries to perform and comply with, the obligations set forth in this Section 10.
     ----------

          10.1  Reports, Certificates and Other Information. The Company will
                -------------------------------------------
furnish to each Lender:

          10.1.1  Annual Financial Statements.  Within 90 days after the close
                  ---------------------------
of each fiscal year of the Company, a copy of a consolidated balance sheet, as at the close of such fiscal year, and the related consolidated statements of operations, shareholders' equity, and cash flow for such fiscal year, together with supporting notes thereto, of the Company and its consolidated Subsidiaries (with comparable information as at the close of and for the prior fiscal year), in each case prepared in accordance with GAAP consistently applied and certified without Impermissible Qualification by Price Waterhouse or another firm of independent certified public accountants recognized to be of similar standing.

          10.1.2  Quarterly Financial Statements.  Within 50 days after the end
                  ------------------------------
of each quarter (except the last quarter) of each fiscal year of the Company, a copy of a consolidated balance sheet, as at the close of such quarter, and the related consolidated statements of operations, shareholders' equity, and cash flow for such quarter and for the period commencing at the close of the previous fiscal year and ending with the close of such quarter, of the Company and its consolidated Subsidiaries (with comparable information at the close of and for the corresponding quarter of the prior fiscal year and for the corresponding period of such prior fiscal year), each in reasonable detail and prepared in accordance with GAAP consistently applied and certified by the chief accounting officer, the chief financial officer or the Treasurer of the Company.

          10.1.3  Compliance Certificate.  Contemporaneously with the furnishing
                  ----------------------
of a copy of each of the financial statements provided for in Section 10.1.1 and
                                                              --------------
10.1.2, a Compliance Certificate dated the date of such annual or such quarterly
------
financial statements, certified by the chief accounting officer, the chief financial officer or the Treasurer of the Company and (a) to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if any such event has occurred and is continuing, describing it and the steps, if any, being taken to cure it, and (b) containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Section 10.
        ----------

          10.1.4  SEC and Other Reports.  Copies of each filing and report made
                  ---------------------
by the Company or any Subsidiary with or to any and of each communication from the Company or any Subsidiary to shareholders generally, promptly upon the filing or making thereof.

          10.1.5  Other Information.  Promptly, from time to time, such other
                  -----------------
reports or information concerning the Company and its Significant Affiliates as any Lender may reasonably request; provided, however, that with respect to
                                   --------  -------

Significant Affiliates not controlled by the Company, such reports and information so requested shall relate to either (i) the data necessary to demonstrate compliance with the financial covenants set forth herein or (ii) information accessible to the Company and which the Company is authorized to disclose to the Lenders.

          Each of the financial statements referred to in Sections 10.1.1 and
                                                          ---------------
10.1.2 above will be true and correct in all material respects as of the dates
------
and for the periods stated therein, subject, in the case of unaudited financial statements, to changes resulting from normal recurring year-end audit adjustments consistent with past practice (none of which, alone or in the aggregate, would be reasonably likely to have a Materially Adverse Effect).

          10.2  Notice of Default, Litigation, etc.  The Company will, and will
                ----------------------------------
cause each of its Subsidiaries to, notify the Lenders in writing of any of the following within three Business Days after learning thereof:

               (a)  Default.  The occurrence of any Event of Default or
                    -------
     Unmatured Event of Default;

               (b)  Litigation.  The occurrence of any adverse development with
                    ----------
     respect to any litigation, action, proceeding, investigation or labor controversy of the type described in Section 9.7 that is likely to have a
                                          -----------
     Materially Adverse Effect, or the commencement of any litigation, action, proceeding, investigation or labor controversy of the type described in
     Section 9.7, and, if requested by any Lender, provide such Lender copies of
     -----------
     all documentation relating to any of the foregoing;

               (c)  Environmental Action.  The existence of any Environmental
                    --------------------
     Action relating to the Company or any Subsidiary or any material development relating to any such Environmental Action, if, based upon information then reasonably available, the Company expects that such Environmental Action is reasonably likely to result in the payment of fines, compliance costs or clean-up costs by the Company or such Subsidiary in excess of an aggregate of $5,000,000 for such Environmental Action;

               (c)  Pension and Welfare Plans.  The occurrence of any of the
                    -------------------------
     following: a Reportable Event with respect to any Pension Plan for which the 30-day notice has not been waived; the institution of any steps by the Company, any of its Subsidiaries, any ERISA Affiliate, the PBGC or any other Person to terminate any Pension Plan if such termination would be reasonably likely to result in a liability of $5,000,000 or more in excess of any remaining contributions to such Pension Plan due from the Company, any of its Subsidiaries or any ERISA Affiliate for the year in which such termination occurs; the institution of any steps by the Company, any of its Subsidiaries, or any ERISA Affiliate to withdraw from any Pension Plan if such withdrawal would be reasonably likely to result in a liability of $5,000,000 or more in excess of any remaining contributions to such Pension Plan due from the Company, any of its Subsidiaries or any ERISA Affiliate for the year in which such withdrawal occurs; the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA; the taking of any action with respect to a Pension Plan which would reasonably be expected to result in the requirement that the Company, any of its Subsidiaries or any ERISA Affiliate furnish a bond or other security to the PBGC or to such Pension Plan; the occurrence of any event with respect to any Pension Plan which would be reasonably likely to result in the incurrence by the Company, any of its Subsidiaries or any ERISA Affiliate of any liability, fine or penalty in an aggregate amount that, individually or in the aggregate for all such liabilities, fines and penalties, would have a Materially Adverse Effect; the occurrence of any event that would constitute a complete or partial withdrawal from a Multiemployer Plan by the Company, any of its Subsidiaries or any ERISA Affiliate if such withdrawal would be reasonably likely to result in a liability of $5,000,000 or more in excess of any remaining contribution to such Multiemployer Plan due from the Company, any of its Subsidiaries or any ERISA Affiliate for the year in which such withdrawal occurs; or any amendment to a welfare plan that would have a Materially Adverse Effect;

               (d)  Material Adverse Change.  The occurrence of any circumstance
                    -----------------------
     that is reasonably likely to have a Materially Adverse Effect;

               (e)  Default on other Indebtedness.  The receipt of any notice of
                    -----------------------------
     any default or event of default (however denominated) with respect to any Indebted ness of the Company or any of its Subsidiaries of $10,000,000 or more (in the aggregate for all such notices which are currently effective) from the trustee therefor or any holder thereof; and

Each notice delivered pursuant to this Section 10.2 shall contain a description
                                       ------------
in reasonable detail of the nature and period of existence of the matter in question and of the actions which the Company or the applicable Subsidiary (as applicable) has taken and proposes to take with respect thereto.

          10.3  Maintenance of Existence, etc.  The Company will maintain and
                -----------------------------
preserve, and, except as otherwise permitted pursuant to Section 10.12, will
                                                         -------------
cause each of its Subsidiaries to maintain and preserve, in full force and effect (a) its existence and good standing in the jurisdiction of its incorporation and (b) its qualification and good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing would not have a Materially Adverse Effect).

          10.4  Foreign Qualification.  The Company will, and will cause each of
                ---------------------
its Subsidiaries to, cause to be done all things necessary at all times so that the Company and each of its Subsidiaries will be duly qualified to do business and be in good standing as a foreign corporation or partnership (as applicable) in each jurisdiction where the ownership or lease of their respective properties or the nature of their respective businesses makes such qualification necessary and where the failure so to qualify, individually or in the aggregate for all such failures, would have a Materially Adverse Effect.

          10.5  Books, Records and Access.  The Company will:  maintain, and
                -------------------------
will cause each of its Subsidiaries to maintain, complete and accurate books and records reflecting all of their respective business affairs and transactions in accordance with GAAP; permit, and will cause each of its Subsidiaries to permit, any Lender and its agents and representatives to have access to the books and records of the Company and such Subsidiary during normal business hours; permit, and will cause each of its Subsidiaries to permit, any Lender and its agents and representatives to make copies of such books and records; and permit, and will cause each of its Subsidiaries to permit, any Lender and its agents and representatives, at reasonable times and intervals during normal business hours, to visit all of their respective offices and other locations, to discuss their financial matters with their respective officers and independent public accountants (and hereby authorizes such independent public accountants to discuss such financial matters with any Lender or its representatives, whether or not any representative of the Company or such Subsidiary is present, upon the request of such Lender and the consent of the Company thereto, such consent not to be unreasonably withheld or delayed).

          10.6  Insurance.  The Company will maintain, and will cause each of
                ---------
its Subsidiaries to maintain, insurance (which may include self-insurance) with respect to their respective properties, assets, revenues, businesses and business operations against such casualties and contingencies and of such types and in such amounts as is customary in accordance with prudent business practice in the case of similar businesses and such other insurance as is required by law.

          10.7  Maintenance of Property.  The Company will maintain, preserve
                -----------------------
and keep, and will cause each of its Subsidiaries to maintain, preserve and keep, the properties which are useful and necessary in their respective businesses in good repair, working order and condition, ordinary wear and tear excepted.

          10.8  Taxes.  The Company will pay, and will cause each of its
                -----
Subsidiaries to pay, when due, all of their respective Taxes; provided, however,
                                                              --------  -------
that the foregoing shall not require the Company or any of its Subsidiaries to pay or discharge any Taxes so long as (a) the Company or such Subsidiary, as the case may be, is contesting such

Taxes in good faith and by appropriate proceedings and the Company or such Subsidiary has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP and (b) no forfeiture would occur or would be threatened as a result of such contest by the Company or such Subsidiary.

          10.9  Compliance with Laws.  The Company will: (a) comply, and will
                --------------------
cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations, judgments, rulings, decrees and orders of any governmental authority, the noncompliance by the Company and its Subsidiaries with which, individually or in the aggregate for all such noncompliance, would have a Materially Adverse Effect; (b) obtain, and will cause each of its Subsidiaries to obtain, all governmental authorizations, permits and licenses necessary or desirable for the operations of the Company and its Subsidiaries, which failure by the Company and its Subsidiaries to obtain any of the foregoing, individually or in the aggregate for all such failures, would have a Materially Adverse Effect; and (c) cause, and will cause each of its Subsidiaries to cause, all governmental authorizations, permits and licenses necessary or desirable for the operations of the Company and its Subsidiaries to remain in effect and to be renewed in a timely manner and conduct, and will cause each of its Subsidiaries to conduct, their respective businesses in compliance therewith, the noncompliance with which by the Company and its Subsidiaries, individually or in the aggregate for all such noncompliance, would have a Materially Adverse Effect.

          10.10  Further Assurances.  The Company will, and will cause each of
                 ------------------
its Subsidiaries to, cooperate with the Lenders and execute and furnish to any Lender such further agreements, instruments, certificates and other documents as such Lender may reasonably request to carry out to such Lender's reasonable satisfaction the transactions contemplated in this Agreement.

          10.11  Pension Plans.  The Company will:  not permit, and will not
                 -------------
permit any of its Subsidiaries to permit, any condition to exist in connection with any Pension Plan which would constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan which proceedings, or the outcome thereof, would be reasonably likely to have a Materially Adverse Effect; and not engage in, or permit to exist or occur, or permit any of its Subsidiaries to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which would result in the incurrence by the Company or any of its Subsidiaries of any liability, fine or penalty that, individually or in the aggregate for all such liabilities, fines, or penalties, would have a Materially Adverse Effect.

          10.12  Merger, Purchase and Sale.  The Company will not, and (except
                 -------------------------
for any such transaction between wholly-owned Subsidiaries of the Company or between Subsidiaries in which the Company owns equal percentages of voting stock) will not permit any of its Subsidiaries to:

               (a) be a party to any merger, consolidation or exchange of stock with any other Person, unless immediately before such merger, consolidation or exchange of stock and after giving effect thereto, no Event of Default or Unmatured Event or Default shall have occurred and be continuing;

               (b) sell, transfer, convey, lease or otherwise dispose of any of, or grant options, warrants, or other rights with respect to, any of their respective assets (including capital stock of, or other equity interests in, any Subsidiary) to any Person, unless, immediately before such sale, transfer, conveyance, lease or other disposition and after giving effect thereto, no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

               (c) sell or assign, with or without recourse, any accounts receivable or chattel paper, except for (i) sales or assignments of accounts receivable or chattel paper in an amount that at any time does not cause the aggregate outstanding amount of all accounts receivable and chattel paper that are sold and assigned to exceed $50,000,000 and (ii) such other sales or assignments of accounts receivable or chattel paper that the Required Lenders, in their reasonable discretion, approve in writing; or

               (d) purchase or otherwise acquire all or substantially all the assets of, or the equity interests in, any Person, unless, immediately before such purchase or acquisition and after giving effect thereto, no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

          10.13  Indebtedness/Capitalization Ratio.  The Company will not permit
                 ---------------------------------
the Indebtedness/Capitalization Ratio to be greater than 0.5 to 1.0 at any time.

          10.14  Indebtedness/Net Cash Flow Ratio.  The Company will not permit
                 --------------------------------
the Indebtedness/Net Cash Flow Ratio to be less than 4.5 to 1, as measured as of the last day of any fiscal quarter of the Company and its Subsidiaries for the 12-month period ending on the last day of such fiscal quarter.

          10.15  Interest Coverage Ratio.  The Company will not permit the
                 -----------------------
Interest Coverage Ratio as of the last day of any fiscal quarter of the Company to be less than 2.0 to 1.

          10.16  Restricted Payments.  (a) The Company will not, and will not
                 -------------------
permit any of its Subsidiaries to, purchase or redeem any shares of their respective stock or other equity interests; (b) the Company will not, and will not permit any of its non-wholly-owned Subsidiaries to, declare, pay, or make any dividend or distribution (in cash, property, or obligations) on any shares of any class of its own capital stock (now or hereafter outstanding) or other equity interests (now or hereafter outstanding), or on any warrants, options, or other rights with respect to any shares of any class of its own capital stock (now or hereafter outstanding) or other equity interests (now or hereafter outstanding) (other than dividends or distributions payable solely in its stock, or warrants to purchase its stock, or split-ups or reclassifications of its stock into additional or other shares of its stock, so long as such transactions do not involve the incurrence of Indebtedness) nor will it apply, or permit any of its Subsidiaries to apply, any of their respective funds, properties or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of its own capital stock (now or hereafter outstanding) or other equity interests (now or hereafter outstanding); (c) the Company will not, and will not permit any of its

Subsidiaries to, set aside any funds or make any deposit for any of the foregoing purposes; and (d) the Company will not prepay, purchase or redeem, and will not permit any of its Subsidiaries to purchase, any subordinated Indebtedness of the Company; provided, however, (i) the Company may declare, pay
                             --------  -------
and make cash dividends and distributions and redeem and purchase its stock and equity interests, and set aside funds for such purposes, in each case so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing immediately prior thereto or will result therefrom and (ii) any Subsidiary may pay dividends the Company.

          10.17  Indebtedness.  The Company will not, and will not permit any
                 ------------
Subsidiary to, create, incur, assume or permit to exist or otherwise become or be liable in respect of any Indebtedness except: (a) the Loans; (b) Indebtedness of Subsidiaries to the Company; (c) Indebtedness of Subsidiaries to other Subsidiaries; (d) Capitalized Lease Liabilities; (e) other Indebtedness outstanding on the date hereof and listed on Schedule 10.17 or hereafter
                                             --------------
incurred in connection with Liens permitted by Section 10.18; (f) Indebtedness
                                               -------------
in respect of judgments or awards which have been in force for less than the applicable appeal period so long as execution is not levied thereunder (or in respect of which the Company or its relevant Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review) and which does not, in the aggregate for the Company and all of its Subsidiaries, exceed $5,000,000 at any time; (g) the endorsement, in the ordinary course of collection, of instruments payable to the order of the Company or any of its Subsidiaries (as applicable); (h) guaranties by the Company of the obligations of its Subsidiaries; and (i) other Indebtedness of the Company and its Subsidiaries; provided, however, that no Indebtedness
                                  --------  -------
otherwise permitted by clause (d), (e), (h}, or (i) shall be permitted to be
                       ----------  ---  ---     ---
incurred if, either immediately before the proposed incurrence or issuance thereof or after giving effect to the incurrence or issuance thereof (as applicable), any Event of Default or Unmatured Event of Default shall have occurred and be continuing.

          10.18  Liens.  The Company will not, and will not permit any
                 -----
Subsidiary to, create, incur, assume or permit to exist any Lien with respect to any of its properties, assets or revenues, whether now owned or hereafter acquired, except (a) Liens (i) in
                                                      ------
connection with the acquisition of property after the date hereof by way of purchase money mortgage, conditional sale or other title retention agreement, capitalized lease or other deferred payment contract, and attaching only to the property being acquired, and (ii) existing prior to the time any property is acquired by the Company or any Subsidiary and attaching only to such property (but not incurred in anticipation of such acquisition by the Company or such Subsidiary); in each case if the Indebtedness secured by each Lien described in clause (i) or clause (ii) above is permitted pursuant to Section 10.17; (b)
----------    -----------                                -------------
Liens for current Taxes that are not delinquent or Taxes that are being contested in good faith and by appropriate proceedings and as to which reserves or other appropriate provisions as may be required by GAAP have been and are being maintained; (c) Liens of carriers, warehousemen, mechanics, materialmen, repairmen, and landlords arising in the ordinary course of business and securing obligations which are not overdue or which are being contested in good faith and by appropriate proceedings and as to which reserves or other appropriate provisions as may be required by GAAP have been and are being maintained; (d) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases, and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (e) Liens in favor of the Agent; (f) Liens disclosed on Schedule 10.18; (g) Liens
                                              --------------
disclosed in the financial statements referred to in Section 9.5; (h) judgment
                                                     -----------
Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed; and (i) Liens securing Indebtedness of Subsidiaries not exceeding in the aggregate $25,000,000.

          10.19  Other Agreements.  The Company will not, and will not permit
                 ----------------
any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by any Loan (or request therefor) or by the Company's performance of its obligations hereunder.

          10.20  Use of Proceeds.  The Company will not, and will not permit any
                 ---------------
of its Subsidiaries to, use any proceeds of the Loans, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time; and will furnish, and will cause its Subsidiaries to furnish, to any Lender, upon such Lender's request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U. The Company may use the proceeds of the Loans to finance acquisitions of other companies or assets provided (a) such acquisition is not
                                          --------
prohibited by another provision of this Credit Agreement and (b) the Person being acquired or the Person whose assets are being acquired (or such Person's board of directors) has not (i) announced that it will oppose such acquisition or (ii) commenced any litigation which alleges such acquisition violates, or will violate, applicable law.

          10.21  Transactions with Affiliates.  The Company will not, and will
                 ----------------------------
not permit any of its Subsidiaries to, enter into or cause, suffer or permit to exist any transaction or arrangement (including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service) with any of its Affiliates (excluding the Company or any Subsidiary), if such transaction or arrangement is on a non-arm's-length basis and such transaction or arrangement, individually or in the aggregate for all such transactions or arrangements, would be reasonably likely to have a Materially Adverse Effect.

          10.22  Environmental Liabilities.  The Company will not, and will not
                 -------------------------
permit any of its Subsidiaries to, violate any requirement of any Environmental Law, the violation of which by the Company and its Subsidiaries, individually or in the aggregate for all such violations, would have a Materially Adverse Effect. Without limiting the foregoing, the Company and its Subsidiaries will not, and will not permit any Person to, Release any Hazardous Materials into the environment or onto or (except in accordance with applicable law) from any real property leased, owned or operated by the Company or any of its Subsidiaries or any adjacent property, which Releases (individually or in the aggregate for all such Releases) would be reasonably likely to result in a requirement that the Company or any of its Subsidiaries undertake any removal or other remedial action pursuant to any Environmental Law, nor allow any Lien imposed pursuant to any Environmental Law to be imposed or to remain on such owned or operated real property.

          SECTION 11  CONDITIONS OF LENDING.

          The obligation of each Lender to make its Loans is subject to the following conditions precedent:

          11.1  Initial Loan.  The obligation of each Lender to make its initial
                ------------
Loan is, in addition to the conditions precedent specified in Section 11.2,
                                                              ------------
subject to the conditions precedent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Lenders is herein called the "Effective Date") that the Agent shall have received all of the following, each duly executed and dated the Effective Date (or such other date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent, and each (except for the Notes, of which only the original shall be signed) in sufficient number of signed counterparts to provide one for each
Lender:

               11.1.1  Notes.  The Notes of the Company payable to the order of
                       -----
the Lenders.

               11.1.2  Resolutions.  Certified copies of resolutions of the
                       -----------
Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement, the Notes and the other documents to be executed by the Company pursuant hereto.

               11.1.3  Consents, etc.  Certified copies of all documents
                       -------------
evidencing any consents and governmental approvals (if any) required for the execution, delivery and performance by the Company of this Agreement and the Notes.

               11.1.4  Incumbency and Signature Certificates.  An incumbency and
                       -------------------------------------
signature certificate of the Company certifying the names of the officer or officers of the Company authorized to sign this Agreement, the Notes and the other documents required to be delivered by the Company in connection with this Agreement, together with a sample of the true signature of each such officer (it being understood that the Agent and each Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

               11.1.5  Opinion of Counsel for the Company. The opinion of Steve
                       ----------------------------------
Barnett, Esq., counsel to the Company, substantially in the form of Exhibit C.
                                                                    ---------

               11.1.6  Other.  Such other documents as the Agent or any Lender
                       -----
may reasonably request.

          11.2  All Loans.  The obligation of each Lender to make each Loan is
                ---------
subject to the following further conditions precedent that:

               11.2.1  No Default.  (a)  No Event of Default or Unmatured Event
                       ----------
of Default has occurred and is continuing or will result from the making of such Loan and (b) the warranties of the Company contained in Section 9 (excluding
Section 9.9) are true and correct in all material respects as of the date of
-----------
such requested Loan, with the same effect as though made on such date.

               11.2.2  No Material Adverse Change. Since the date of the audited
                       --------------------------
financial statements referred to in Section 9.5, there has been no change in the
                                    -----------
assets, business, revenues, financial condition, prospects or operations of the Company and its Subsidiaries which has (or has had) a Materially Adverse Effect.

               11.2.3  Confirmatory Certificate.  If requested by the Agent or
                       ------------------------
any Lender, the Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan and signed by a duly authorized officer of the Company as to the matters set out in
Section 11.2.1 and 11.2.2 (it being understood that each request by the Company
--------------     ------
for the making of a Loan shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 11.2.1 and 11.2.2 will be
                                           --------------     ------
satisfied at the time of the making of such Loan), together with such other documents as the Agent or any Lender may reasonably request in support thereof.

          SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT.

          12.1  Events of Default.  Each of the following shall constitute an
                -----------------
"Event of Default" under this Agreement:

          12.1.1  Non-Payment of Obligation.  The Company shall default in the
                  -------------------------
payment when due of any
principal of or interest on any Loan; or the Company shall default, and such default shall continue unremedied for three Business Days after notice to the Company from the Agent or any Lender, in the payment when due of any other Obligation (including, without limitation, any fees or expenses not being contested in good faith).

          12.1.2  Non-Performance of Other Obligations. The Company shall
                  ------------------------------------
default in the due performance and observance of Section 10.13, 10.14 or 10.15;
                                                 -------------  -----    -----
or the Company shall default in the due performance and observance of any other agreement contained herein (and not constituting an Event of Default under any other provision of this Agreement), and such default shall continue unremedied for a period of 30 days.

          12.1.3  Default on Other Indebtedness.  (a) The Company or any
                  -----------------------------
Significant Affiliate shall default, and such default shall continue for three days, in the payment of any Indebtedness in a principal amount of $10,000,000 or more when due, whether by acceleration or otherwise, of any Indebtedness of, or guaranteed by the Company or any Significant Affiliate (other than the Indebtedness hereunder); or (b) any event or condition shall occur which results in, or continues unremedied for a period of time sufficient to permit, the acceleration of the maturity of any Indebtedness of, or guaranteed by, the Company or any Significant Affiliate (other than the Indebtedness hereunder) or any event or condition shall occur which enables the holder or holders of such other Indebtedness or any trustee or agent for such holders to accelerate the maturity of such other Indebtedness or to require the Company or any of its Significant Affiliates to purchase, redeem or cause the defeasance of such other Indebtedness in whole or in part, and, in all cases described in this clause
(b), such event or condition shall continue for three days.

          12.1.4  Bankruptcy, Insolvency, etc.  (a) The Company or any
                  ---------------------------
Significant Affiliate becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; (b) the Company or any Significant Affiliate applies for, consents to, or acquiesces in the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any Significant Affiliate or for a substantial part of the property of any thereof, or makes a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiescence, a trustee, receiver, sequestrator or other custodian is appointed for the Company or any of its Significant Affiliates or for a substantial part of the property of any thereof and is not discharged within 60 days; (d) any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding-up or liquidation proceeding, is commenced in respect of the Company or any of its Significant Affiliates, and if such case or proceeding is not commenced by the Company or any of its Significant Affiliates, it is consented to or acquiesced in by the Company or such Significant Affiliate or results in the entry of an order for relief or remains for 60 days undismissed; (e) any warrant of attachment or similar legal process is issued against any substantial part of the property of the Company or any of its Significant Affiliates which is not released within 60 days after service; or (f) the Company or any Significant Affiliate takes any corporate or other action to authorize, or in furtherance of, any of the foregoing.

          12.1.5  Default on Other Contractual Obligations.  The Company or any
                  ----------------------------------------
Subsidiary shall default in the payment when due, whether by acceleration or otherwise, in the performance or observance of any Contractual Obligation of the Company or any Subsidiary to or with any other Person involving the payment of an amount in excess of $3,000,000 at any time by the Company or any Subsidiary (other than any such Contractual Obligation constituting or related to Indebtedness).

               12.1.6  Pension Plans.  Any of the following events shall occur
                       -------------
with respect to any Pension Plan:

                   (a) the institution by the Company, any of its Subsidiaries, any ERISA Affiliate or any other Person of steps to terminate any Pension Plan if, in order to effectuate such termination, the Company, any such Subsidiary or any ERISA Affiliate would be required to make a contribution to such Pension Plan or would incur a liability or obligation to such Pension Plan of $8,000,000 or more in excess of any remaining contributions to such Pension Plan due from the Company, any of its Subsidiaries or any ERISA Affiliate for the year in which such termination occurs;

                   (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA;

                   (c) the institution of any steps or the failure to take any action by the Company, any Subsidiary, any ERISA Affiliate or any other Person if such act or omission would reasonably be expected to result in the assessment of withdrawal liability by a Multiemployer Plan against the Company, any Subsidiary or any ERISA Affiliate in an amount of $8,000,000 or more in excess of any remaining contributions to such Multiemployer Plan due from the Company, any of its Subsidiaries or any ERISA Affiliate for the year in which such withdrawal occurs; or

                   (d) a "default" (as defined in section 4219(c)(5) of ERISA) occurs with respect to payments owed by the Company, any Subsidiary or any ERISA Affiliate to any Multiemployer Plan.

               12.1.7  Breach of Warranty. Any material representation and
                       ------------------
        warranty of the Company in this Agreement or in any other Loan Document executed by it or any other writing furnished by or on behalf of the Company or any of its Subsidiaries to the Agent or any Lender for purposes of or in connection with this Agreement is or shall be untrue or misleading in any material respect on or as of the date on which such representation and warranty was made or deemed made, and such circumstances shall continue for thirty days or more.

               12.1.8  Judgments.  There shall be entered against the Company or
                       ---------
         any Subsidiary one or more judgments or decrees for the payment of money in an aggregate amount in excess of $25,000,000 at any one time outstanding for the Company and all of its Subsidiaries, excluding those judgments or decrees (a) that shall have been outstanding less than 30 calendar days from the entry thereof or (b) that shall have been stayed (for as long as such stay shall continue and for 30 days thereafter) or (c) that shall have been satisfied or (d) for which the Company or the relevant Subsidiary is insured.

               12.1.9  Material Adverse Change. Any event or condition occurs or
                       -----------------------
arises which has a Materially Adverse Effect and such event or condition continues for more than 10 days after notice is given to the Company by the Required Lenders.

          12.2  Effect of Event of Default.  If any Event of Default described
                --------------------------
in Section 12.1.4 shall occur, the Commitments (if they have not theretofore
   --------------
terminated) shall immediately terminate and the Notes and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and in the case of any other Event of Default, the Agent may, and upon written request of the Required Lenders shall, declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Notes and all other obligations hereunder to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Notes and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or
                                                        --------------
Section 12.1.4 may be waived by the written concurrence of all of the Lenders,
--------------
and the effect as an Event of Default of any other event described in this
Section 12 may be waived by the written concurrence of the Required Lenders.
----------

          SECTION 13  THE AGENT.

          13.1  Authorization.  Each Lender authorizes the Agent to act on
                -------------
behalf of such Lender to the extent provided herein or any other document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto.

          13.2  Indemnification.  Each Lender agrees to reimburse and indemnify
                ---------------
the Agent for, and hold the Agent harmless against, a share (determined in accordance with such Lender's Percentage) of any loss, damage, penalty, action, judgment, obligation, cost, disbursement, liability or expense (including reasonable attorneys' fees) which may at any time be incurred by the Agent (and for which the Agent is not reimbursed by the Company) arising out of or in connection with the performance of its obligations or the exercise of its powers hereunder or any other document or instrument delivered hereunder or in connection herewith, as well as the costs and expenses of defending against any claim against the Agent arising hereunder or thereunder, provided that no Lender
                                                         --------
shall be liable for any of the foregoing which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or willful misconduct.

          13.3  Exculpation.  The Agent shall be entitled to rely upon advice of
                -----------
counsel concerning legal matters, and upon this Agreement and any schedule, certificate, statement, report, notice or other writing which it believes to be genuine or to have been presented by a proper person. Neither the Agent nor any of its directors, officers, employees or agents shall (i) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, this Agreement or any other instrument or document delivered hereunder or in connection herewith, (ii) be responsible for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any collateral security,
(iii) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Company or any other obligor of its obligations, or (iv) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent in its individual capacity.

          13.4  Credit Investigation.  Each Lender acknowledges that it has made
                --------------------
such inquiries and taken such care on its own behalf as would have been the case had such Lender's Commitment been granted and such Lender's Loans been made directly by such Lender to the Company without the intervention of the Agent or any other Lender. Each Lender agrees and acknowledges that the Agent makes no representations or warranties about the creditworthiness of the Company or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement or any Note or the value of any security therefor.

          13.5  Agent and Affiliates.  The Agent in its individual capacity
                --------------------
shall have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from and generally engage in any kind of business with the Company or any affiliate thereof as if the Agent were not the Agent hereunder.

          13.6  Action on Instructions of the Required Lenders.  As to any
                ----------------------------------------------
matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement and collection of the Loans), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall in all cases be fully protected in acting or refraining from acting upon the written instructions (i) from the Required Lenders, except for instructions which under the express provisions hereof must be received by the Agent from all Lenders, and (ii) in the case of such instructions, from all Lenders. In no event will the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The relationship between the Agent and the Lenders is and shall be that of agent and principal only and nothing herein contained shall be construed to constitute the Agent a trustee for any holder of a Note or of a participation therein nor to impose on the Agent duties and obligations other than those expressly provided for herein.

          13.7  Funding Reliance.  (a)  Unless the Agent receives notice from a
                ----------------
Lender by 11:00 a.m., Chicago time, on the day of a proposed borrowing that such Lender will not make available to the Agent the amount which would constitute its Percentage of such borrowing in accordance with Section 2.3, the Agent may
                                                    -----------
assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make a corresponding amount available to the Company. If and to the extent such Lender has not made any such amount available to the Agent, such Lender and the Company jointly and severally agree to repay such amount to the Agent forthwith on demand, together with interest thereon (i) in the case of the Company, the interest rate applicable to Loans comprising such borrowing and (ii) in the case of such Lender, the Federal Funds Rate (or, beginning on the third Business Day after demand, the rate set forth in clause (i)). Nothing set forth in this clause
   ----------                              ------

(a) shall relieve any Lender of any obligation it may have to make any Loan
---
hereunder.

          (b) Unless the Agent receives notice from the Company prior to the due date for any payment hereunder that the Company does not intend to make such payment, the Agent may assume that the Company has made such payment and, in reliance upon such assumption, make available to each Lender its share of such payment. If and to the extent that the Company has not made any such payment to the Agent, each Lender which received a share of such payment shall repay such share (or the relevant portion thereof) to the Agent forthwith on demand, together with interest thereon at the Federal Funds Rate (or, beginning on the third Business Day after demand, at the Alternate Reference Rate). Nothing set forth in this clause (b) shall relieve the Company of any obligation it may have
              ----------
to make any payment hereunder.

          13.8  Resignation.  The Agent may resign as such at any time upon at
                -----------
least 30 days' prior notice to the Company and the Lenders. In the event of any such resignation, the Required Lenders (with, so long as no Event of Default or Unmatured Event of Default exists, the consent of the Company, which consent shall not be unreasonably delayed or withheld) shall as promptly as practicable appoint a successor Agent. If no successor shall have been so appointed, and shall have accepted such appointment, within 30 days after the giving of notice of such resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America having a combined capital, surplus and undivided profits of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations under this Agreement. After any resignation pursuant to this Section 13.8, the provisions of this Section 13 shall inure to
                 ------------                         ----------
the benefit of the retiring Agent as to any actions taken or omitted to be taken by it while it was Agent hereunder.

          SECTION 14  GENERAL.

          14.1  Waiver; Amendments.  No delay on the part of the Agent or any
                ------------------
Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be writing and signed and delivered by the Agent and signed and delivered by Lenders having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (i) extend or increase the amount of the Commitments, (ii) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iv) change the definition of Required Lenders or otherwise reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent or
(v) amend this sentence without, in each case, the consent of all Lenders. No provisions of Section 13 shall be amended, modified or waived without the
              ----------
written consent of the Agent.

          14.2  Confirmations.  The Company and each holder of a Note agree from
                -------------
time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

          14.3  Notices.  Except as otherwise provided in Sections 2.3, 2.4 and
                -------                                   ------------  ---
4.3, all notices hereunder shall be in writing (including, without limitation,
---
facsimile transmission) and shall be sent to the applicable party at its address shown below its signature hereto or at such other address as such party may, by written notice received by the other party, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery shall be deemed to have given when received. For purposes of Sections 2.3, 2.4 and 4.3,
                                                     ------------  ---     ---
the Agent shall be entitled to rely on telephonic instructions from any person that the Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Agent and each Lender harmless from any loss, cost or expense resulting from any such reliance.

          14.4  Subsidiary References.  The provisions of this Agreement
                ---------------------
relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

          14.5  Regulation U.  Each Lender represents that it in good faith is
                ------------
not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

          14.6  Costs, Expenses and Taxes.  The Company agrees to pay on demand
                -------------------------
all reasonable out-of-pocket costs and expenses of the Agent (including the fees and out-of-pocket of counsel for the Agent and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including, without limitation, any amendment, supplement or waiver to this Agreement or any such other document). The Company further agrees to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees, court costs and other legal expenses and allocated costs of staff counsel) incurred by the Agent and each Lender in connection with (i) the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Company hereunder and (ii) the enforcement of this Agreement or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, the Company agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other document provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this Section 14.6 shall survive repayment of the
                                 ------------
Loans, cancellation of the Notes and any termination of this Agreement.

          14.7  Indemnification by the Company.
                ------------------------------

          (a) In consideration of the execution and delivery of this Agreement by the Agent and the Lenders and the agreement to extend the Commitments provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Agent, each Lender and each of the officers, directors, employees and agents of the Agent and each Lender (collectively the "Lender Parties" and individually each a "Lender Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and charges and allocated costs of staff counsel (collectively called the "Indemnified Liabilities"), incurred by the Lender Parties or any of them as a result of, or arising out of, or relating to, (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans or (ii) the enforcement of this Agreement or any Note by any of the Lender Parties, except for any such Indemnified Liabilities arising on account of any such Lender Party's bad faith, gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          (b)  Without limiting clause (a) above, the Company agrees to
                                ----------
reimburse each Lender Party for, and indemnify each Lender Party against, any and all losses, claims, damages, penalties, judgments, liabilities and expenses (including reasonable attorneys' and consultant's fees and allocated costs of staff counsel) which any Lender Party may pay, incur or become subject to arising out of or relating to the use, handling release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Material at any real property owned or leased by the Company or any Subsidiary or used by the Company or any Subsidiary in its business or operations, except to the extent caused by the acts or omissions of such Lender Party.

          (c) All obligations provided for in this Section 14.7 shall survive
                                                   ------------
repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

          14.8  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent. The Company may not assign its rights or obligations hereunder without the prior written consent of all Lenders.

          14.9  Assignments; Participations.
                ---------------------------

          14.9.1  Assignments.  Any Lender may, with the prior written consent
                  -----------
of the Company and the Agent (which consents shall not be unreasonably delayed or withheld), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee"), all or any fraction of such Lender's Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans) in a minimum aggregate amount equal to the lesser of (i) the assigning Lender's remaining Commitment and (ii) $5,000,000; provided, however, that (a) no assignment and
                                --------  -------
delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under
Section 7.6 or Section 8 to the Assignee than the Company is then obligated to
-----------    ---------
pay to the assigning Lender under such Section and (b) the Company and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions hall have been met:

               (x) five Business Days (or such lesser period of time as the Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Agent by such assigning Lender and the Assignee,

               (y) the assigning Lender and the Assignee shall have executed and delivered to the Company and the Agent an assignment agreement substantially in the form of Exhibit D (an "Assignment Agreement"),
                                  ---------
     together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent and the Company, and

               (z) the assigning Lender or the Assignee shall have paid the Agent a processing fee of $2,500.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Company shall execute and deliver to the Agent (for delivery to the Assignee and the Assignor, as applicable) a new Note in the principal amount of the Assignee's Commitment and, if the assigning Lender has retained a Commitment hereunder, a replacement Note in the principal amount of the Commitment retained by the assigning Lender (such Note to be in exchange for, but not in payment of, the predecessor Note held by such assigning Lender). Each such Note shall be dated the effective date of such assignment. The assigning Lender shall mark the predecessor Note "exchanged" and deliver it to the Company. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 14.9.1 shall be null and void.
     --------------

          Notwithstanding the foregoing provisions of this Section 14.9.1 or any
                                                           --------------
other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder).

          14.9.2  Participations.  Any Lender may at any time sell to one or
                  --------------
more commercial banks or other Persons participating interests in any Loan owing to such Lender, the Note held by such Lender, the Commitment of such Lender or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (x) such Lender shall remain the holder of its Note for all purposes of this Agreement and (y) the Company and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder. No Participant shall have any direct or indirect voting rights hereunder (except that a Lender may grant a Participant rights with respect to any of the events described in the penultimate sentence of Section 14.1). The Company agrees that
                                         ------------
if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; provided that such right of setoff shall be subject to
                        --------
the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. The Company
                                                     -----------
also agrees that each Participant shall be entitled to the benefits of Section
                                                                       -------
7.6 and Section 8 as if it were a Lender (provided that no Participant shall
---     ---------
receive any greater compensation pursuant to such Sections than would have been paid to the participating Lender if no participation had been sold).

          14.10  Governing Law.  This Agreement and each Note shall be a
                 -------------
contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within the State of Illinois. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Agent and the Lenders expressed herein or in the Notes shall be in addition to and not in limitation of those provided by applicable law.

          14.11  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts and each such counterpart shall together constitute but one and the same Agreement. When counterparts executed by all of the parties hereto shall have been lodged with the Agent (or, in the case of any Lender as to which an executed counterpart shall not have been so lodged, the Agent shall have received confirmation from such Lender of execution of a counterpart hereof by such Lender), this Agreement shall become effective as of the date hereof, and at such time the Agent shall notify the Company and each Lender.

          14.12  Forum Selection and Consent to Jurisdiction.  ANY LITIGATION
                 -------------------------------------------
BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR NOTE, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          14.13  Waiver of Jury Trial.  EACH OF THE COMPANY, THE AGENT AND EACH
                 --------------------
LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE AND AMENDMENT,

INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Delivered at Chicago, Illinois, as of the day and year first above written.

                    INDRESCO INC.



                    By __________________________
                    Title _______________________


                    By __________________________
                    Title _______________________

                    Address:  2121 San Jacinto Street
                              Suite 2500 LB-31
                              Dallas, Texas 75201
                              Attention: Gary G. Garrison
                              Facsimile: 214/953-4598

                    BANK OF AMERICA ILLINOIS,
                         individually and as Agent


                    By __________________________

                    Address:  231 South LaSalle Street
                              Chicago, Illinois 60697
                              Attention: W. Thomas Barnett
                              Facsimile: 312/987-5833

                                   SCHEDULE I

                          COMMITMENTS AND PERCENTAGES



    Lender Percentage         Commitment
    -----------------         ----------

Bank of America Illinois      $60,000,000          100%

                              _______________
               Total          $60,000,000          100%